UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SPŌK HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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Notice of Annual Meeting of Stockholders
2016 Proxy Statement
April 29, 2016

June 9, 2016
Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2016 Annual Meeting of Stockholders of Spok Holdings, Inc. to be held on Monday, July 25, 2016 at 10:00 a.m., Eastern Time. We are very pleased that this year's annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPOK2016. You will also be able to vote your shares electronically at the annual meeting.
We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
At this year’s meeting, we will vote on the election of eight directors, the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm and the approval of the Company's Employee Stock Purchase Plan. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers.
We follow the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. We believe this expedites stockholders' receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2015. The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials. The Notice or a full set of proxy materials will be mailed to stockholders on our about June 9, 2016.
Your voice is very important. Regardless of whether you plan to participate in the annual meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting.

Sincerely,

/s/Royce Yudkoff
Royce Yudkoff
Chair of the Board of Directors

Spok Holdings, Inc. Notice of 2016 Annual Meeting of Stockholders

DATE AND TIME:	Monday, July 25, 2016, 10:00 a.m., Eastern Time

PLACE:	Online at: www.virtualshareholdermeeting.com/SPOK2016

ITEMS OF BUSINESS:
1.    To elect eight nominees as directors to the Board of Directors;
2.    To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;
3.    To hold a non-binding advisory vote on 2015 named executive officer compensation;
4.   To approve the adoption of our Employee Stock Purchase Plan; and
5.    To transact such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on May 27, 2016 to vote at the Annual Meeting.

INTERNET AVAILABILITY:
We are using the Internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending our stockholders a paper copy of our proxy materials we are sending them a notice with instructions for accessing the materials and voting via the Internet. This Proxy Statement and our 2015 Annual Report to Stockholders are available free of charge at www.virtualshareholdermeeting.com/SPOK2016 or on our website, www.spok.com.

PROXY VOTING:
We cordially invite you or your legal representative to participate in the Annual Meeting, either by attending and voting online or by voting through other acceptable means. Your participation is important regardless of the number of shares you own. You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the 2016 Annual Meeting and Voting starting on page 5 of the proxy statement.

ADMISSION TO THE ANNUAL MEETING:
You are entitled to attend the virtual Annual Meeting if you were a stockholder of record as of the close of business on May 27, 2016, the record date, or you hold a valid proxy for the Annual Meeting. The documents received will contain a 16 digit number that must be used to gain access into the Annual Meeting.

By Order of the Board of Directors,

/s/Sharon Woods Keisling
Sharon Woods Keisling
Corporate Secretary and Treasurer
April 29, 2016
Springfield, Virginia

i

ii

PROXY STATEMENT SUMMARY
This summary highlights information about Spok Holdings, Inc. (the “Company,” “Spok,” “we,” “our” or “us”) (formerly USA Mobility, Inc.) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for our 2016 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares and you should carefully read the entire Proxy Statement. Spok, Inc. is our operating subsidiary and is an indirect wholly owned subsidiary of Spok.
VOTING MATTERS AND BOARD OF DIRECTOR RECOMMENDATIONS

Proposal	Board Vote Recommendations	Page Reference
1. Election of Eight Directors	FOR Each Nominee	#SectionPage#
2. Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	62
3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	63
4. Approval of Employee Stock Purchase Plan	FOR	64
BOARD OF DIRECTORS NOMINEES
You are being asked to vote on the following eight nominees for director. Each director is elected annually by a plurality of the votes cast. Further information about each director can be found starting on page 58.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee*
N. Blair Butterfield	59	2013	Chairman, Wind River Advisory Group LLC	Yes	AC
Nicholas A. Gallopo	83	2004	Consultant	Yes	AC
Stacia A. Hylton	56	2015	Retired Director, United States Marshal Service	Yes	AC
Vincent D. Kelly	56	2004	President and Chief Executive Officer, Spok Holdings, Inc.	No
Brian O’Reilly	56	2004	Retired Managing Director, Toronto Dominion Bank	Yes	CC, NC
Matthew Oristano	59	2004	Chairman and Chief Executive Officer, Reaction Biology Corporation	Yes	AC, NC
Samme L. Thompson	70	2004	Owner and President Telit Associates, Inc.	Yes	CC, NC
Royce Yudkoff	60	2004	Co-Founder, ABRY Partners, LLC	Yes	CC, NC
*AC – Audit Committee; NC – Nominating and Governance Committee; CC – Compensation Committee

CORPORATE GOVERNANCE HIGHLIGHTS

- Annual election of directors
- No stockholder rights plan or "poison" pill
- 7 of our 8 directors are independent
- Chair of the Board of Directors is an independent
director
- All Board committees consist solely of independent
directors

- Stock ownership guidelines for directors and executive
officers
- Policies prohibiting hedging and pledging of our stock
- Compensation "clawback" policy
- Comprehensive Code of Business Conduct and Ethics
guidelines
- Strong pay-for-performance philosophy
- Regular executive sessions of independent directors

STOCKHOLDER ENGAGEMENT
We value our stockholders input and interact with our stockholders in a variety of ways. In 2015 our stockholder engagement included 1) conducting quarterly reviews of our financial and operating results and 2) meeting individually with investors and other interested parties who requested meetings with management. At our 2015 Annual Meeting our 2014 executive compensation program (including the compensation of the Company's named executive officers ("NEOs") was approved by 98.2% of the shares voting (excluding abstentions and broker non-votes). Given the limited feedback from investors and the overwhelming approval of our 2014 executive compensation program the Compensation Committee made minimal changes to the 2014 executive compensation program for use in 2015. Consistent with prior years we also sponsored an investor day on November 3, 2015 in New York City. We welcome the opportunity to meet with stockholders. Our Investor Relations professional is the contact point for stockholder interaction with the Company. Stockholders can reach us at (800) 611-8488 or via email at Al.Galgano@spok.com.
2015 BUSINESS HIGHLIGHTS
Corporate Summary
With the acquisition of our software operations in 2011 the Company has begun a long-term transition from a declining wireless-centric customer base to a growing software-centric critical communications customer base. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline. This also means that operating cash flow (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth. Both consolidated revenue and operating cash flow, along with software operations bookings, have been identified by the Compensation Committee as key drivers of stockholder value during this transition.

In our 2014 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission ("SEC"), we outlined the following operating objectives and priorities for 2015 as part of our transition from our wireless centric business model to a growth oriented critical communications model. Our 2015 achievement of those operating objectives and priorities is summarized below:

2015 Operating Objectives and Priorities	2015 Achievement
1) Grow our software revenue and operations bookings.	Annual software revenue grew 4.0% over 2014. Software operations bookings were 85.5% of 2014 software operations bookings. This resulted in a lower short-term incentive plan payout for our NEOs.
2) Retain our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2015 was 6.6% versus 8.7% in 2014. Wireless revenue declined 10.1% in 2015 versus a decline of 11.4% in 2014.
3) Return capital to our stockholders.	Cash dividends paid in 2015 were $13.3 million and common stock repurchases were $15 million. The Company exceeded its publicly disclosed goal to return $26 million to stockholders in 2015.
4) Seek long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
For more information regarding Spok’s 2015 performance, please see our Annual Report to Stockholders for the year ended December 31, 2015 (“2015 Annual Report”).
COMPENSATION PROGRAM HIGHLIGHTS

•	Annual base salary amounts for continuing NEOs remained unchanged from 2014. All employees (including the NEOs) received one additional bi-weekly salary payment due to a payroll leap year in 2015.

•	The 2015 short-term incentive plan (“2015 STIP”) paid 75.2% of the incentive target for each NEO based on achievement of the pre-established performance goals.

•
The 2015 Long Term Incentive Plan ("2015 LTIP") was established with performance goals for the three years ended December 31, 2017. Restricted stock units ("RSUs") were granted to selected executives in January 2015.

•	Stock ownership guidelines remain in effect for all executive officers, including NEOs and the independent directors.

•	Policies prohibiting pledging and hedging of our stock for all executive officers, including NEOs, remain in effect.

•	A “clawback” policy for adjustment or recovery of compensation in certain circumstances remains in effect.

KEY GOVERNANCE ELEMENTS IN OUR EXECUTIVE COMPENSATION PROGRAM
The following is a summary of specific elements of our executive compensation program designed to align the interests of our stockholders and executives.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
● We provide meaningful at risk elements of compensation for executives that are 100% performance-based.	● We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
● Equity-based LTIP awards are 100% performance based and align with stockholder value.	● We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
● Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	● We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
● LTIP awards vest upon a change in control only if we are on track to meet our performance goals. No other "single trigger" benefits apply for any of our NEOs.
● Incentive awards are 100% dependent upon our performance, and are measured against objective financial metrics that are intended to link either directly or indirectly to the creation of value for our stockholders.
● When necessary the Compensation Committee uses an independent compensation consultant.
● We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	● Our compensation programs do not encourage imprudent risk-taking.
● Our long-term incentives are delivered in the form of performance-based restricted stock units ("RSUs") which vest only if pre-established quantifiable financial metrics are achieved.
● We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions.

● We review our pay-for-performance relationship on an annual basis.	● We conduct a stockholder outreach program throughout the year.
● We disclose our corporate performance goals and achievements relative to our STIP goals.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (“Board”) is soliciting your proxy. Your proxy will be voted at the Annual Meeting on July 25, 2016 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) of such meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or by the Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at such meeting.
2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the Annual Meeting is May 27, 2016. Only stockholders of record on our transfer books at the close of trading on the NASDAQ National Market System on the Record Date will be entitled to vote and attend the Annual Meeting. On April 1, 2016 there were 20,606,408 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
3. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A
STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are the stockholder of record. If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.
It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10.
4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF
COMMON STOCK?

By Telephone or Internet Proxy: All stockholders of record may vote their shares of common stock by touch-tone telephone using the telephone number on the proxy or notice card (within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy or notice card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the notice received. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
In Writing: All stockholders also may vote by mailing their completed and signed proxy card (in the case of stockholders of record) or their completed and signed voting instruction form (in the case of street name holders).
Annual Meeting: This year, the Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website:
www.virtualshareholdermeeting.com/SPOK2016

To participate in the Annual Meeting, you will need the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted on electronically during the Annual Meeting.
Even if you plan to participate in the online Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.
5. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Proposal Proposal 1 – Election of Directors (pages 58-61)
Voting Choices, Board Recommendation and Voting Requirement
Voting Choices
· Vote for one or more nominees; or
· Withhold a vote for one or more nominees.

Board Recommendation
The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement
Directors will be elected by plurality of the votes cast, present in person or by proxy with each share being entitled to one vote.

"Withhold" votes and broker non-votes will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm (page 62)
Voting Choices
· Vote for the ratification;
· Vote against the ratification; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The ratification of the selection of the independent registered public accounting firm requires a majority of the votes cast. Thus, the selection will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (page 63)
Voting Choices
· Vote for the compensation of the Company’s named
    executive officers;
· Vote against the compensation of the Company’s
    named executive officers; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The advisory approval of the compensation of the Company's named executive officers requires a majority of the votes cast. Thus, the compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST”.
This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

Proposal 4 – Approval of Employee Stock Purchase Plan (pages 64-67)
Voting Choices
· Vote for the approval of the Company's Employee Stock Purchase Plan;
· Vote against the approval of the Company's Employee Stock Purchase Plan; or
· Abstain from voting.

Board Recommendation
The Board recommends a vote “FOR” this proposal.

Voting Requirement
The approval of the adoption of the Company’s Employee Stock Purchase Plan requires a majority of the votes cast. Thus, the Company’s Employee Stock Purchase Plan will be approved if the votes cast “FOR” exceed the votes cast “AGAINST”.

6. ARE VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the independent inspectors of election to certify the results of the vote.
7. WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results. This year the tabulator will be Broadridge Financial Services.

8. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN
RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to ratify the selection of Grant Thornton LLP (“Grant Thornton”), as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the advisory vote to approve the compensation of the Company’s named executive officers and "FOR" the approval of the adoption of our Employee Stock Purchase Plan.
9. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.
We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078. You can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).
10. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 3), your shares will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. We therefore encourage you, regardless of whether you plan to participate in the Annual Meeting, to sign and return your proxy card, or use telephone or Internet voting prior to such meeting, so that your shares of common stock will be represented and voted at the Annual Meeting.
Street Name Holders: If your shares are held in street name (see Question 3) and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee, but only under certain circumstances. Specifically, under the NASDAQ National Market (“NASDAQ”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting (specifically, the election of director nominees, the advisory vote to approve the compensation of the Company’s named executive officers and the approval of our Employee Stock Purchase Plan) are not considered “routine” under the NASDAQ rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a matter, your shares will not be voted on the matter, which is referred to as a “broker non-vote.”
11. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in the totals of votes cast and will not affect the outcome of the vote at the Annual Meeting. Broker non-votes are described more particularly in Question 10 above.

12. HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the Annual Meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting online during such meeting.
Participation in the Annual Meeting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. For shares you held beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the Annual Meeting and voting your shares online during such meeting.
13. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Broadridge Investor Communication Solutions, Inc. at an anticipated cost of $30,000, plus reimbursement of out of pocket expenses. This cost includes support for the virtual Annual Meeting.
14. HOW CAN I ATTEND THE ANNUAL MEETING?

We are very pleased that the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you are a holder or joint holder of Spok common stock as of the close of business on May 27, 2016 or you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2016. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
15. WHY THE CHANGE TO A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world.
You will be able to attend the Annual Meeting of stockholders online and submit your questions by visiting www.virtualshareholdermeeting.com/SPOK2016. You also will be able to vote your shares electronically at the Annual Meeting.

16. WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call:
1 (855) 449-0991 (Toll Free)

17. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by broker, bank or other nominee (‘broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
18. WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.
19. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Vincent D. Kelly and Shawn E. Endsley, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this Proxy Statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
20. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting or in our Quarterly Report on Form 10-Q if filed within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND GOVERNANCE MATTERS
BOARD RESPONSIBILITY, COMPOSITION AND MEETINGS
The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company and, in turn, to oversee the generation of long-term stockholder value. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company.
Our Board consists of eight directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees currently serves as a director and was elected by the stockholders at the 2015 Annual Meeting of Stockholders. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 58.
The Board holds regular meetings each quarter and special meetings are held when necessary. The Board’s organizational meeting follows the annual meeting of stockholders. Each year, one of the Board meetings is devoted primarily to reviewing the Company’s long-range plan. The Board held 5 meetings in 2015. The Board meets in executive session at every Board meeting. Directors are expected to attend the Board meetings, the annual meeting of stockholders and meetings of committees of the Board on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. During 2015, all nominees for director attended 100% of the aggregate number of meetings of the Board and any committees of the Board on which they served, except for one director who missed one meeting. All directors attended the 2015 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
The Board has segregated the positions of Chair of the Board and Chief Executive Officer and President (“CEO”) since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. The Board believes that segregation of these positions has allowed the CEO to focus on managing our day-to-day activities within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing our overall strategic direction consistent with the input of other directors and management. The Board believes this structure has served the stockholders well by ensuring the development and implementation of our strategies in the critical communications market.
GOVERNANCE GUIDELINES, POLICIES AND CODES
The Board has adopted Corporate Governance Guidelines that may be found on our website at http://www.spok.com/meet-spok/investor-relations. In addition, the Board has adopted a Code of Business Conduct and Ethics that applies to all our directors and employees including the CEO, Chief Financial Officer (“CFO”) and Controller/Chief Accounting Officer. This Code of Business Conduct and Ethics may be found on our website http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Should any amendment or waiver become necessary, we intend to post such amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on our website. Information on the Company’s website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

BOARD’S RISK OVERSIGHT ROLE
Our primary risks consist of managing our business profitably during the continued transition of declining wireless revenues and subscribers and profitably expanding our software revenues and bookings. In general, the Board, as a whole and also at the committee level, oversees our risk management activities. The Board annually reviews management’s long range plan and the annual budget that results from the strategic planning process. Using that information the Compensation Committee establishes both the short-term and long-term compensation programs along with the performance criteria that apply to all executives of the Company (including the NEOs). These compensation programs are discussed and ratified by the Board. The compensation programs are designed to focus management on the performance metrics that we expect will drive profitability in our business and long-term stockholder value. See “Compensation Discussion and Analysis - Executive Compensation Design - Compensation Policies and Risk Considerations” for additional information regarding risk management related to the Company’s compensation policies and procedures. The Board receives periodic updates from management on the status of our business and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight, the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established various separately-designated standing committees to assist it with performance of its responsibilities. The Board designates the members of these committees and the committee chairs annually at its organizational meeting, which typically follows the annual meeting of stockholders, based on the recommendations of the Nominating and Governance Committee. The Chair of each committee works with Company management to develop the agenda for that committee and determine the frequency and length of committee meetings. After each meeting, each committee provides a full report to the Board.

The Board has adopted written charters for each of these committees. These charters are available on the Company’s website at http://www.spok.com/meet-spok/investor-relations. The following table summarizes the primary responsibilities of the committees:

Committee Audit Compensation Nominating and Governance
Primary Responsibilities
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes and systems of internal control; the qualifications, independence and performance of the Company’s independent registered public accounting firm, the internal auditors and the internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee Report that the rules of the SEC require the Company to include in its proxy statement. See pages 18 to 19 for further matters related to the Audit Committee, including its report for the year ended December 31, 2015.

The Compensation Committee determines, reviews and approves the compensation of the NEOs, including salary, annual short-term incentive awards and long-term incentive awards. The Compensation Committee reviews director compensation and recommends changes in compensation to the Board. In addition, the Compensation Committee evaluates the design and effectiveness of the Company’s incentive programs. See pages 20 to 22 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 26 through 46.

The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with the criteria established by the Board, which are described in the Company’s Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of stockholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees; advises the Board on corporate governance matters, including the development of recommendations to the Board on the Company’s corporate governance principles; and oversees the self-evaluation process of the Board and its committees.

The following table sets forth the current members of each committee and the number of meetings held during 2015:

Name	Audit(1)	Compensation(2)	Nominating and Governance(3)
N. Blair Butterfield*	√
Nicholas A. Gallopo*	Chair
Stacia A. Hylton*	√
Vincent D. Kelly
Brian O’Reilly*		Chair	√
Matthew Oristano*	√		Chair
Samme L. Thompson*		√	√
Royce Yudkoff*(4)		√	√
2015 Meetings	4	1	1
* Independent Director

(1)
The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the

Audit Committee are financially literate and that Nicholas A. Gallopo and Matthew Oristano are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

(2)
The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ, are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating and Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ.

(4)	Chair of the Board of Directors.
DIRECTORS
Process for Nominating Directors
The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting.
In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from directors, management, stockholders and others, including from time to time executive search and board advisory firms. The Nominating and Governance Committee has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification and assessment of director candidates.
The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not adopted a formal process because we believe that an informal consideration process has served stockholders well. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of our Secretary, at least six months before the next Annual Meeting of Stockholders to ensure time for meaningful consideration by the Nominating and Governance Committee. The policy for nominating directors is the same regardless if the nominees are submitted to the Nominating and Governance Committee by stockholders or if the nominees are recommended by the Company or the Board. The Company’s Bylaws set forth the procedures that a stockholder must follow to nominate directors. (See “Stockholder Proposals and Company Documents” on page 71.)
The current composition of our Board of Directors is discussed under “Board Responsibility, Composition and Meetings” on page 11. Biographical information and qualifications of the nominees for director are included under “Proposal 1-Election of Directors” on page 58.
Director Qualifications and Board Diversity
The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understanding of the needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly-qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.
The Nominating and Governance Committee is focused on diversity, and as part of its review of Board candidates, the Nominating and Governance Committee considers diversity in the context of age, business experience, knowledge and perspective from other fields or industries such as investment banking, manufacturing, professional services, government services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.

Under “Proposal 1 – Election of Directors,” we provide our overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Nominating and Governance Committee and the Board as relevant to achieving the Company’s strategic direction and overseeing its operations.
Director Independence Determinations
The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familiar relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with our Company. Based upon both detailed written submissions by members of the Board and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2015 that all directors were independent, with the exception of Mr. Kelly, our CEO.
Compensation of Directors
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-executive directors. The Board believes that a significant portion of compensation should be equity based to align directors’ interests with the interests of stockholders. Directors who are full-time employees of the Company (currently, only Mr. Kelly) receive no additional compensation for service as a director.
The Compensation Committee periodically reviews the competitiveness of director compensation, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. There were no changes made to director compensation in 2015.
Our current director compensation program provides that each non-executive director will receive an award of restricted shares of common stock (“restricted stock”) quarterly based upon the closing price per share of our common stock at the end of each quarter, such that each non-executive director will receive $60,000 per year of restricted stock ($70,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of change in control of the Company or one year from the date of grant. In addition, the non-executive directors will be entitled to cash compensation of $45,000 per year ($55,000 for the Chair of the Audit Committee), also payable quarterly. These sums are payable upon the election of the non-executive director, in the form of cash, shares of common stock, or any combination thereof.
The following table presents the cash and equity compensation elements in place during 2015 for our non-executive directors:

Type of Compensation	Non-Executive Director (excluding Chair of Audit Committee)	Chair of Audit Committee
Annual Cash Fee(1)	$45,000	$55,000
Annual Restricted Stock Award Value(1)	$60,000	$70,000

(1)	Both the cash fee and restricted stock award value are paid in quarterly installments.
The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors.
We used the fair-value based method of accounting for the equity awards. The restricted stock will vest on the earlier of a change in control or one year from the date of grant and the fair value is amortized as compensation expense over a one-year period. The amounts shown below for restricted stock reflect the grant date fair value of the restricted stock issued quarterly to the non-executive directors based on the price per share of our common stock on the last trading day prior to the quarterly award date.

The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2015:
Director Compensation Table for 2015

Director Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(4)	Total ($)
Royce Yudkoff (1)	45,000	60,000	105,000
N. Blair Butterfield (1)	45,000	60,000	105,000
Nicholas A. Gallopo (2)	55,000	70,000	125,000
Stacia A. Hylton(3)	11,250	10,271	21,521
Brian O’Reilly (1)	45,000	60,000	105,000
Matthew Oristano (1)	45,000	60,000	105,000
Samme L. Thompson (1)	45,000	60,000	105,000

(1)	Included in the column “Restricted Stock Awards” is a total of 3,448 shares of restricted stock awarded to each non-executive director during 2015.

(2)	Included in the column “Restricted Stock Awards” is a total of 4,023 shares of restricted stock awarded to Mr. Gallopo, the Audit Committee Chair, during 2015.

(3)
Ms. Hylton began serving as an active member of the Board on July 29, 2015, therefore cash and restricted stock awards have been pro-rated accordingly. Included in the column "Restricted Stock Awards" is a total of 624 shares of restricted awarded to Ms. Hylton during 2015.

(4)
Amounts shown reflect the grant date fair value of the restricted stock awards as determined under FASB ASC Topic 718. For additional information, refer to note 5 of the audited financial statements that were included in the Company's 2015 Annual Report on Form 10-K.

Stock Ownership Guidelines for Non-Executive Directors and Prohibitions on Pledging and Hedging
The Board believes that stock ownership guidelines further align the interest of directors with those of the Company’s stockholders. The non-executive directors are required to hold shares of common stock and/or restricted stock equal to three times their annual cash compensation ($135,000 for each non-executive director and $165,000 for the Chair of the Audit Committee) as measured on June 30th of each year. All non-executive directors will have a three year grace period to reach the ownership threshold. All non-executive directors have met the stock ownership guidelines as of March 31, 2016 except for Ms. Hylton who has until June 30, 2018 to reach the ownership threshold for non-executive directors.
The Company’s non-executive directors are not permitted to engage in hedging activities with respect to our stock and are not permitted to pledge their shares of our stock.
Board Tenure
The Nominating and Governance Committee, as part of its evaluation of nominees to the Board, reviewed the tenure of each nominee. Each nominee to the Board, except for Mr. Butterfield and Ms. Hylton, has been a director since 2004. The Nominating and Governance Committee considered the Company’s ongoing long-term transition from a wireless centric customer base to a growing software centric critical communications customer base as a critical strategic and operational element for the Company’s future. Each nominee, except for Mr. Butterfield and Ms. Hylton, has been involved in oversight of the Company’s strategic and operational priorities since 2004 and understands how the Company’s strategies and operations have evolved to support the Company’s continued long-term transition. The Nominating and Governance Committee believes that this historical understanding is critical and allows the nominees to judge the Company’s priorities and operational plans during the transition in a manner that would best impact long-term stockholder value. Based on this evaluation, the Nominating and Governance Committee believes that all nominees, including Mr. Butterfield and Ms. Hylton, should continue as directors on the Board. As the Company continues through its transition, the Nominating and Governance Committee will review each Director to ensure appropriate Board composition.

Annual Performance Evaluation
The Chair of the Nominating and Governance Committee oversees an annual Board evaluation process. The process consists of individual interviews using a five point grading mechanism on 59 different items of evaluation that cover Board independence, oversight of Company strategy, individual engagement and performance, quality of information and communication, and expertise and education, as well as committee performance. Each director is also given a chance to comment individually and confidentially regarding the Board’s function. On any points where the evaluation determines that the Board is performing at a less than excellent level, recommendations are made and executed for remediation of such condition.
Stockholders’ Communications
We have not developed a formal process by which stockholders may communicate directly to the Board. We believe that an informal process, in which stockholder communications (or summaries thereof) are received by the Secretary for the Board’s attention and provided to the Board, has served the Board’s and the stockholders’ needs. All communications received are immediately communicated electronically to the Board or Committee Chairman, where appropriate. Responses, if appropriate, to these communications may come from the Secretary or a Board member. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of our Secretary at the following address: Spok Holdings, Inc., c/o Secretary, 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2015
To our Stockholders:
In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the financial reporting process on behalf of the Board.
Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including the system of internal controls. Grant Thornton LLP (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
The Audit Committee discussed with the auditor the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management and received the written disclosures and letter from the auditor as required by the applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence.
Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
Audit Committee:
Nicholas A. Gallopo, Chair
N. Blair Butterfield
Stacia A. Hylton
Matthew Oristano
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes fees billed to us through April 29, 2016 by Grant Thornton LLP relating to services provided for the periods stated.

Grant Thornton LLP	For the Year Ended December 31,
	2015	2014
Audit Fees(1)	$1,331,622	$1,367,048
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,331,622	$1,367,048

(1)
The audit fees (including out-of-pocket expenses) for the years ended December 31, 2015 and 2014 were for professional services rendered during the audits of our consolidated financial statements and our internal control over financial reporting, for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and for reviews of other filings made by us with the SEC.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.
All audit fees in 2015 and 2014 were approved by the Audit Committee pursuant to our pre-approval policy.

COMPENSATION COMMITTEE MATTERS
INTRODUCTION
The Compensation Committee consists entirely of non-management directors all of whom are independent directors as the term is defined in the NASDAQ rules. Its responsibilities are described below and set forth in the Compensation Committee Charter that can be viewed online on the Company website at http://www.spok.com/meet-spok/investor-relations/. The current members of the Compensation Committee are: Brian O’Reilly (Chair), Samme L. Thompson and Royce Yudkoff.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee are or have been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person, except for Mr. Thompson whose relationship with American Tower Corporation (“ATC”), a landlord of transmission tower sites used by the Company, is described under “Transactions with Related Parties” on page 70. In addition, during 2015, no member of our Board or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.
COMPENSATION COMMITTEE PROCEDURES
Scope of Authority
The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•	review and approve the Company’s overall executive compensation philosophy and design;

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and all executive officers (including the NEOs);

•	make recommendations to the Board with respect to incentive compensation plans and equity based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•	monitor risks related to the design of the Company’s compensation program;

•	determine the independence and lack of conflicts of interest of its outside compensation consultants;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	prepare and approve the Compensation Committee’s Report for inclusion in the annual proxy statement.
In accordance with its charter, the Compensation Committee may delegate its authority to the Chair of the Compensation Committee when it deems appropriate, unless prohibited by law, regulation or NASDAQ listing standards.

Processes and Procedures for Establishing Executive Compensation
The primary processes and procedures for establishing and overseeing executive compensation include:
Compensation Committee Meetings. The Compensation Committee had one formal meeting in 2015 and conducted other deliberations by email in lieu of formal meetings. The Chair of the Compensation Committee, in consultation with the other members, sets the meeting agendas. The Compensation Committee reports its actions and recommendations to the Board.
Role of Consultants. Based on the Say-On-Pay results in 2015 where the executive compensation program (including the compensation of the NEOs) was approved by 98.2% of the votes cast (excluding abstentions and broker non-votes), the Compensation Committee did not engage any compensation consultants for purposes of evaluating the 2015 overall executive compensation program.
The Compensation Committee did engage the Hay Group (“Hay”) to assist the Compensation Committee in evaluating the executive compensation for the new President of Spok, Inc. who replaced the departing NEO, Colin Balmforth. Hay was engaged to perform an assessment of the executive’s compensation using a publicly traded peer group as a basis for benchmarking:

•	the competitiveness of the executive’s compensation elements relative to the publicly traded peer group; and

•	the pay mix for the executive relative to the publicly traded peer group.

A more detailed description of the work performed by Hay is included under “Relationship with Compensation Consultants” on page 35.

Role of Management

•	The Company’s management provides input on overall executive compensation program design for the Compensation Committee’s consideration.

•
Each year, our CEO presents to the Compensation Committee recommendations for the compensation of the Company’s NEOs (other than himself), as well as certain other officers. The Compensation Committee reviews and discusses these recommendations with the CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation.

•
At the beginning of each year, our CEO presents the Company’s proposed annual performance criteria to the Compensation Committee for the Compensation Committee’s consideration in establishing the short-term and long-term incentive performance criteria.

COMPENSATION COMMITTEE REPORT
To our Stockholders:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 26 through 46 of this Proxy Statement with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Brian O’Reilly, Chair
Samme L. Thompson
Royce Yudkoff
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
Our NEOs and executive officers serve at the pleasure of the Board (only Mr. Kelly has an employment contract). Set forth below is biographical information for each of our executive officers who are not also a director as of April 29, 2016. Our CEO, Mr. Kelly, is a director of the Company.
Danielle L. Brogan, age 41, was appointed Controller and Chief Accounting Officer in September 2014. Ms. Brogan joined Spok with over 18 years of technical accounting experience. Previously, she served as the Vice President, Business Analysis and Support (2010-2014) at Primatics Financial, a software company serving the financial services industry. Prior to Primatics Financial, Ms. Brogan was a Controller at Valhalla Partners (2007-2010), a venture capital firm investing in technology companies. Her prior experience also included management positions as Director and Vice President at both CaptialSource and Allied Capital, respectively (2000-2007). She began her career as an auditor with KPMG LLP in the Washington, DC area. Ms. Brogan has a Bachelor in Science in Accounting and Classical Studies from Skidmore College in Saratoga Springs, New York.
Bonnie K. Culp-Fingerhut (“Ms. Culp”), age 64, was appointed EVP of Human Resources and Administration (“EVP, HR & Administration”) in October 2007. Ms. Culp was named SVP of Human Resources and Administration in November 2004 with the merger of Arch Wireless, Inc. (“Arch”) and Metrocall Holdings, Inc. (“Metrocall”), predecessor companies to Spok. She was SVP of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years of experience in the human resources field with over 15 years of experience in the wireless messaging industry. Ms. Culp is an NEO.
Shawn E. Endsley, age 60, was appointed CFO of the Company and a director of Arch, a wholly owned subsidiary of the Company, in September 2010. Before his appointment as CFO, Mr. Endsley had been our Controller and Chief Accounting Officer from May 2005. Metrocall hired Mr. Endsley as Corporate Controller in June 2004. Prior to joining Metrocall, Mr. Endsley had over 20 years of experience in the telecommunications industry with financial or consulting positions at several publicly traded companies. These experiences included employment from 1989 to 1999 at Qwest Communications International Inc. and a predecessor company, LCI International, Inc., both domestic telecommunications providers, as well as employment from 1999 to 2001 at Global Telesystems, Inc. an international provider of communication services. Mr. Endsley provided consulting and forensic accounting support at a large telecommunications company from 2002 to 2004. Prior to his career in the telecommunications industry, Mr. Endsley was employed by Arthur Andersen LLP to provide accounting, auditing and consulting services to utility and communication companies in the United States. Mr. Endsley is an NEO.
Hemant Goel, age 53, was appointed President of Spok, Inc. in June 2015. From October 2014 through June 2015 Mr. Goel served as Chief Operating Officer of Spok, Inc. Mr. Goel has global experience in healthcare information technology. Mr. Goel joined Spok, Inc. from Siemens Health Services (“Siemens”), where he was Vice President, Clinical Solution (2008-2014), with worldwide development responsibilities for the Clinical IT solutions business. In this position, he managed the organization’s operations, product portfolio, innovation and strategic growth. Mr. Goel also led a major software acquisition for Siemens. Before Siemens, Mr. Goel was Enterprise Vice President and General Manager, Radiology, Cardiology and Enterprise Imaging at Cerner Corporation (2001-2008), where he managed worldwide sales and development of this business unit. Previously, he was Senior Vice President, Business Development, Sales and Marketing at StorCOMM, Inc. (1999-2001), and, prior to that, served in various management positions at IMNET Systems, Inc., First Data Corporation and Unisys Corporation. Mr. Goel holds a Bachelor of Science degree in Mechanical Engineering from the Indian Institute of Technology in Kanpur, India, and a Master of Business Administration degree from the McColl School of Business at Queens University in Charlotte, North Carolina.

Thomas G. Saine, age 53, was appointed Chief Information Officer (“CIO”) in August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. Mr. Saine rejoined Spok in August 2007 as Vice President (“VP”) of Corporate Technical Operations. Previously, Mr. Saine had served Metrocall as VP, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with Metrocall in 2003, Mr. Saine had served as VP, Network Services and CTO of Weblink Wireless, Inc. from 2001 through 2003. Mr. Saine has over 25 years of operations, engineering and technology management experience within the communications industry. Mr. Saine currently serves on the Board of Spok Canada. Mr. Saine served in the US Navy from 1980 through 1987. He is a Certified Information Systems Security Professional (CISSP) and has a Bachelor of Science in Management from California Coast University and a Masters of Science in Engineering Management from Columbus University. Mr. Saine is an NEO.
Sharon Woods Keisling (“Ms. Woods”), age 47, was appointed Corporate Secretary of Spok in July 2007 and Treasurer in October 2008. She oversees Spok’s treasury operations, facilities and legal. Ms. Woods was named VP of Treasury Operations with the merger of Arch and Metrocall. Prior to this appointment, Ms. Woods held positions in Accounts Receivable and IT. Ms. Woods has over 25 years of experience in the communications industry. She received a Bachelor of Arts in Accounting from Kings College.

COMPENSATION DISCUSSION AND ANALYSIS - TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We will provide a detailed discussion of our executive compensation with a focus on the Compensation Committee’s decisions with respect to our NEOs. Our NEOs in 2015 were:

NAME	POSITION
Vincent D. Kelly	President and Chief Executive Officer
Hemant Goel(1)	President, Spok, Inc.
Shawn E. Endsley	Chief Financial Officer
Thomas G. Saine	Chief Information Officer
Bonnie K. Culp-Fingerhut	Executive Vice President – Human Resource and Administration

Colin M. Balmforth(1)	Former President, Spok, Inc.
(1) Mr. Balmforth concluded his employment effective June 25, 2015. Mr. Goel was promoted to the position of President, Spok, Inc. effective June 15, 2015. Previously Mr. Goel served as Spok's Chief Operating Officer.
EXECUTIVE SUMMARY
Say on Pay Results in 2015 and Stockholder Outreach
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides stockholders with a non-binding advisory vote (“Say on Pay”) on the compensation of our NEOs as such compensation is disclosed in our annual proxy statement. We hold these votes annually. At our 2015 Annual Meeting the 2014 NEO compensation program was approved by 98.2% of the shares voting (excludes broker non-votes). This result was a significant improvement from the 2014 Annual Meeting results where 52.0% of the votes cast voted against our NEO compensation program on an advisory basis. We believe that the significant support for the NEO compensation program was due in part to the changes outlined below, but we also conducted stockholder outreach in 2015 and through April 2016 to obtain feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2015 and 2016 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)
Conducting an investor meeting for analysts and interested stockholders on November 3, 2015 in New York City where 14 investors and interested parties either attended in person or by teleconference. For those investors or interested parties unable to attend the live meeting we provided a recording of the meeting that could be accessed for 14 days subsequent to the meeting; and

3)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results.
A more detailed discussion of our stockholder outreach is included in the section "Stockholder Outreach" on page 31.

Based on the feedback from our stockholders the Compensation Committee retained the following changes established in 2014 in our 2015 executive (including the NEOs) compensation program:

1)	Awarded an annual LTIP award for a multi-year performance as opposed to a single award for one multi-year performance period;

2)	Retained the CEO's minimum stock ownership guideline at 3 times the CEO's annual salary;

3)	Retained minimum stock ownership guidelines for all executive officers (including all NEOs except the CEO) at 1 times the executive officers annual salary;

4)	Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and

5)	Retained the clawback policy regarding adjustment or recovery of compensation
Incorporating the feedback from stockholders the Compensation Committee designed the 2015 Executive Compensation Program to be consistent with the 2014 Executive Compensation Program (see page 35) by retaining the 2014 changes and making no additional changes to the 2015 Executive Compensation Program.
Compensation Philosophy
The compensation philosophy of our Company is intended to motivate executives to achieve Spok’s strategic goals and operational plans and attract and retain high quality talent while the Company transitions from a wireless centric customer base to a growing software centric critical communications customer base. This philosophy is supported by an executive compensation program centered on a pay-for-performance objective that aligns executive compensation with stockholder value. That philosophy is translated into the executive compensation program design based on the following principles.

COMPENSATION PRINCIPLES
Link compensation to performance.
We believe that compensation levels should reflect performance. This is accomplished by:
•    Motivating, recognizing, and rewarding individual excellence;
•    Paying short-term cash bonuses based upon Company financial performance; and
•    Linking long-term compensation to our Company’s financial performance.
Maintain competitive compensation levels.
We strive to offer programs and levels of compensation that are competitive with those offered by companies of similar size in order to attract, retain and reward our executives including the NEOs.
Align management’s interests with those of stockholders.
We seek to implement programs that will retain the executives while increasing long-term stockholder value by providing competitive compensation and granting long-term equity-based incentives.

Company Financial Performance
With the acquisition of the software operations in 2011 the Company has begun a long-term transition from a declining wireless centric customer base to a growing software centric critical communications customer base. This means that until our software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline each year. This also means that operating cash flow (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth. Both consolidated revenue and operating cash flow (as defined by the Company), along with software operations bookings, have been identified by the Compensation Committee as key drivers of stockholder value during this transition.

The 2015 operating objectives and priorities that we established for the Company and that were outlined in our 2014 Annual Report to Stockholders reflect this transition. Our achievement against these operating objectives and priorities is outlined below.

2015 Operating Objectives and Priorities	2015 Achievement
1) Grow our software revenue and operations bookings.	Annual software revenue grew 4.0% over 2014. Software operations bookings were 85.5% of 2014 software operations bookings. This resulted in a lower short-term incentive plan payout for our NEOs.
2) Retain our wireless subscribers and revenue stream.	Net churn for wireless subscribers in 2015 was 6.6% versus 8.7% in 2014. Wireless revenue declined 10.1% in 2015 versus a decline of 11.4% in 2014.
3) Return capital to our stockholders.	Cash dividends paid in 2015 were $13.3 million and common stock repurchases were $15 million. The Company exceeded its publicly disclosed goal to return $26 million to stockholders in 2015.
4) Seek long-term revenue growth through business diversification.	We investigated potential acquisition candidates but did not identify any candidates that met our screening criteria to provide stockholder value at a reasonable valuation.
We also announced our plan to return $21 million to stockholders in 2016 through a combination of dividends, common stock repurchases and/or special dividends.
The following graphs provide a summary of the Company’s financial performance since the acquisition of the software operations in March 2011. This summary also includes our 2015 achievements which support the Company’s long-term transition from a declining wireless centric customer base to a growing software critical communications customer base.
The following financial performance measures cover the five year period ended December 31, 2015 and demonstrates the Company’s performance during the long-term ongoing transition from a declining wireless centric customer base to a growing software centric critical communications customer base. These financial performance measures have been used by the Compensation Committee as performance criteria for the annual short-term incentive plan (“STIP”).

REVENUE
(IN MILLIONS)

CONSOLIDATED OCF(1)
(IN MILLIONS)

(1) Operating cash flow (“OCF”) is defined as operating income plus depreciation, amortization and accretion less capital expenditures. (All determined in accordance with U.S. Generally Accepted Accounting Principles, (“GAAP”.) OCF is a non-GAAP measure used as a measure of free cash flow.

SOFTWARE OPERATIONS BOOKINGS(1),(2),(3)
(IN MILLIONS)
(1) Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue.

(2)	Software operations bookings in 2014 reflect $6.7 million in federal government activity that was not replicated in 2015.

(3)	The 2015 software operations bookings achievement was below the threshold payout level for 2015, impacting the payout level of the STIP for NEOs.

FREE CASH FLOW ALLOCATION 2011-2015(1)
(IN MILLIONS)

(1)	Total free cash flow generated between 2011 and 2015 was $387 million.

STOCKHOLDER OUTREACH
On an annual basis the compensation of our NEOs, as such compensation is disclosed in our annual proxy statement, is submitted to our stockholders for a non-binding advisory vote (“Say on Pay”). In 2015 the 2014 NEO compensation program was approved by 98.2% of the shares voting (excludes broker non-votes). This result was a significant improvement from the 2014 Annual Meeting results when 52.0% of the votes cast voted against our NEO compensation program on an advisory basis. We believe that the significant support for the NEO compensation program was due in part to the changes outlined below, but we also continued our stockholder outreach in 2015 and through April 2016 to obtain feedback from our stockholders on our operational and financial performance as well as our NEO pay practices. This 2015 and 2016 stockholder outreach consisted of:

1)
Conducting quarterly reviews of our financial and operating results. For those stockholders who cannot attend the live meetings we provide a recording of the reviews that can be accessed for 14 days subsequent to the live meeting;

2)
Conducting an investor meeting for analysts and interested stockholders on November 3, 2015 in New York City where 14 investors and interested parties either attended in person or by teleconference. For those investors or interested parties unable to attend the live meeting we provided a recording of the meeting that could be accessed for 14 days subsequent to the meeting; and

3)	Meeting individually with investors or interested parties who request meetings with management to discuss our financial or operating results.
For this stockholder outreach the agenda generally included (1) a review of the Company's operations and results to date, (2) a discussion of the Company's strategic direction outlining the Company's transition from a declining wireless revenue base to a profitable growing critical communications business and (3) any other matters that might be of interest to investors including the Company's compensation philosophy and its alignment with the Company's strategic direction. Generally, the CEO, the CFO, the Corporate Secretary and Treasurer and other selected members of the executive management team attended these meetings. For the investor meeting in New York City on November 3, 2015 all of the Board of Directors attended including the Chair and members of the Compensation Committee. At all of these meetings stockholders were free to make inquiries about any matter of interest to the stockholder.
The Company did not receive any other significant feedback on corporate governance or other matters.
Impact on 2015 Executive Compensation Program - Based on the results of the 2014 Say on Pay advisory vote and minimal stockholder feedback on the executive compensation program the Compensation Committee decided to make minimal changes to the 2015 Executive Compensation Program. For 2015 the Compensation Committee retained all of the following changes that were initially made in 2014:

1)	Awarded an annual LTIP award for a multi-year performance as opposed to a single award for one multi-year performance period;

2)	Retained the CEO's minimum stock ownership guideline at 3 times the CEO's annual salary;

3)	Retained minimum stock ownership guidelines for all executive officers (including all NEOs except the CEO) at 1 times the executive officers annual salary;

4)	Retained the prohibition for hedging or pledging the shares of the Company's common stock by executive officers (including the NEOs); and

5)	Retained the clawback policy regarding adjustment or recovery of compensation.
EXECUTIVE COMPENSATION DESIGN
Objectives
The design of executive compensation has been made to consider the unique strategic situation of the Company using the compensation principles of our Compensation Philosophy. Our Company has been a public company since we were founded in November 2004 resulting from the merger of Metrocall Holdings, Inc. and Arch Wireless, Inc., the two largest remaining independent paging companies in the United States. The merger allowed us to consolidate operations, reduce costs and create stockholder value including the return of $520.8 million through December 31, 2015 in the form of dividends and common stock repurchases. This merger also allowed for management of the declining wireless customer base to focus on the most profitable industry segments, primarily healthcare.
In an effort to capitalize on the valuable customer franchise from our wireless customer base in the healthcare industry segment we acquired Amcom Software, Inc. (“Amcom”) in 2011. Amcom provided critical communication solutions to customers in a variety of industries with a particular emphasis on healthcare. This common focus on the healthcare segment provided our Company with a unique opportunity. That unique opportunity allowed for transition from a declining wireless revenue stream to a growing critical communications software business while creating significant stockholder value during the transition. In essence the Company must profitably manage two revenue lines: 1) a declining wireless revenue stream and related subscribers and 2) a growing critical communications software business. We are engaged in a multi-year transition from a declining hardware based wireless company to a growing critical communications software company. These strategic considerations are important operational elements considered by the Compensation Committee in determining 2015 compensation for our executives including our NEOs. The Compensation Committee actively considers the implications of this business transition and the evolving size and nature of the overall business when developing the target pay opportunities as part of the executive compensation design.
For all of our executives, which include the NEOs, incentive compensation is intended to be based 100% on the operating performance of the Company as a whole as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that incentive compensation paid to executives should be closely aligned with the Company’s short-term and long-term performance; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.
In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation performance criteria are aligned with our corporate strategies, business objectives and the long-term interests of our stockholders through profitable management of our transition;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance criteria in these areas; and

•
Focus executive performance on long-term stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in our Company through performance-based RSUs that are payable in our common stock when such RSUs vest.

The following table highlights certain of our executive compensation practices that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests.

ALIGNMENT WITH STOCKHOLDERS
Pay-for-Performance	Corporate Governance
● We provide meaningful at risk elements of compensation for executives that are 100% performance-based.	● We generally do not enter into individual executive compensation agreements. Only our CEO has an employment contract.
● Equity-based LTIP awards are 100% performance based and align with stockholder value.	● We devote significant time to strategic development and linkage of quantifiable results to executive compensation.
● Actual realized total compensation is designed to fluctuate with, and be commensurate with, actual performance.	● We maintain a market-aligned severance policy for executives upon a change in control. No excise tax gross ups are provided to our executives.
● LTIP awards vest upon a change in control only if we are on track to meet our performance goals. No other "single trigger" benefits apply for any of our NEOs.
● Incentive awards are 100% dependent upon our performance, and are measured against objective financial metrics that are intended to link either directly or indirectly to the creation of value for our stockholders.
● When necessary the Compensation Committee uses an independent compensation consultant.
● We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward overall performance that does not over-emphasize a singular focus.	● Our compensation programs do not encourage imprudent risk-taking.
● Our long-term incentives are delivered in the form of performance-based restricted stock units ("RSUs") which vest only if pre-established quantifiable financial metrics are achieved.
● We maintain stock ownership guidelines for executive officers and non-employee directors. We also prohibit executive officers and directors from engaging in any form of hedging or pledging transactions.

● We review our pay-for-performance relationship on an annual basis.	● We conduct a stockholder outreach program throughout the year.
● We disclose our corporate performance goals and achievements relative to our STIP goals.

Elements of Compensation
The following chart summarizes the key pay elements for our executives including the NEOs. Each element is described in detail beginning on page 35 in the section “2015 Executive Compensation Program Decisions”.

(1)
The “At-Risk” compensation elements are based on incentive plans approved in advance by the Compensation Committee. Both the STIP and LTIP are 100% performance based. Both the STIP and LTIP provide for non-payment or caps on potential payment of the awards if the pre-established performance criteria are not met or exceeded. Both the STIP and LTIP provide that if certain pre-established performance minimums are not met, no payment is made.

Compensation Policies and Risk Considerations
The Board, through the Compensation Committee, applies the same compensation policies and practices to all of our executives, including the NEOs. The two at-risk elements of our executive compensation program are the STIP and the LTIP awards. With respect to both the STIP and LTIP awards, the Compensation Committee establishes measurable performance criteria that is based on company-wide metrics such as consolidated revenue, OCF (defined as operating income plus depreciation, amortization and accretion, less capital expenditures; all determined in accordance with U.S. GAAP) and software operations bookings (sales orders from customers for our software solutions). Determination of the payouts for the STIP and LTIP awards are measured against the pre-established Company-wide criteria. The Compensation Committee believes that this approach focuses each executive on overall measurable Company performance, minimizes the risk of conduct detrimental to the Company and retains the executive. The

Compensation Committee also established policies that prohibited executives, including the NEOs, from hedging or pledging their shares of the Company’s common stock and instituted a clawback policy regarding adjustment or recovery of compensation. Such policies will also ameliorate risks associated with the Company’s compensation policies. We believe that our compensation policies and practices are not likely to have a material adverse impact on the Company.
Relationship with Compensation Consultants
Given the overwhelming approval of our 2014 Executive Compensation Program and after review the Compensation Committee decided that minimal further changes were required to the form and structure of the 2015 Executive Compensation Program, although 2015 did represent the first year in which we have implemented our new practice (determined as part of our 2014 executive compensation program changes) of making annual performance-based RSU awards under our LTIP. The Compensation Committee determined that compensation consultants did not need to be engaged in 2015 for overall executive compensation program design.

The Compensation Committee did engage the Hay Group (“Hay”) to review the elements of executive compensation (base salary, short-term incentive and long-term incentive) for the new President of Spok, Inc., Hemant Goel. Effective June 25, 2015 Colin Balmforth concluded his employment as President of Spok, Inc. and the Company promoted Hemant Goel as President of Spok, Inc. effective June 15, 2015. Hay reviewed a peer group consisting of:

● 8x8 Inc.	● Iridium Communications Inc.
● Alaska Communications Systems Group, Inc.;	● Liveperson Inc,
● Atlantic Tele-Network, Inc;	● Lumos Networks Corp.;
● Boingo Wireless, Inc.;	● MagicJack VocalTec Ltd.;
● Calamp Corp.;	● Medidata Solutions, Inc.
● Cogent Communications Group, Inc.;	● Merge Healthcare Inc.;
● Computer Programs & Systems Inc.;	● Meru Networks, Inc.;
● Consolidated Communications Holdings, Inc.;	● Ntelos Holdings Corp.;
● inContact, Inc.;	● Shenandoah Telecommunications Co.; and
● Inteliquent, Inc.;	● Vocera Communications, Inc.
While Hay and the Compensation Committee did not benchmark Mr. Goel's compensation package against any specific percentile of pay levels for comparable position at the peer companies, based on an annual compensation structure of a base salary of $350,000, a short-term incentive of 100% of base salary or $350,000 and a long-term incentive of 100% of base salary of $350,000 Hay reported to the Compensation Committee that this compensation structure is strongly aligned with the peer group for the compensation of the second ranked NEO.
Hay reported directly and exclusively to the Compensation Committee and worked with members of our management only on matters for which the Compensation Committee is responsible. Moreover, Hay did not perform any other services for, or receive any other fees from, our Company or any of our subsidiaries other than in connection with the assessment of NEO compensation. As required by Item 407(e)(3)(4) of Regulation S-K and the NASDAQ listing standards, the Compensation Committee has considered certain factors relating to the Hay's independence and has determined that its work has not given rise to any conflict of interest.

2015 EXECUTIVE COMPENSATION PROGRAM DECISIONS
The elements of compensation, all of which are discussed in greater detail below, include:

•	Base Salary;

•	All Other Compensation;

•	Short-Term Incentive Compensation;

•	Long-Term Incentive Compensation; and

•	Termination and Change-in-Control Arrangements.
Base Salary
The base salary element of our compensation program is designed to be competitive with compensation paid to similarly situated, competent and skilled executives. Based on the Company’s planned operations for 2015, the Compensation Committee's review of the executive compensation program and the overwhelming approval by stockholders of the 2014 Executive Compensation Program the Compensation Committee made no changes to the NEO base salaries for 2015. As noted above the Compensation Committee did establish a revised base salary for Hemant Goel who was promoted to the position of President of Spok, Inc. In 2015 all employees (including the NEOs) received a one-time extra biweekly payroll payment due to a payroll leap year that resulted in 27 biweekly payments as opposed to 26.
The base salaries paid to our NEOs are set forth in the Summary Compensation Table on page 47 in the Salary column. The increase in salary from 2014 reflects the one time extra biweekly payroll payment due to the payroll leap year discussed above.
All Other Compensation
We provide certain employee benefits and limited perquisites to our NEOs. In general except as noted below, the other elements of compensation are the same as offered to all other employees of the Company.
Perquisites – We provide a car to the CEO pursuant to his employment agreement.
Insurance Premiums – We paid for basic life insurance at the value of the NEO’s annual salary to a maximum of $250,000. This is available to all employees of the Company.
Company Contribution to Defined Contribution Plan – All Company employees are eligible to receive a Company contribution.
Spok Holdings, Inc. Savings and Retirement Plan (the “Plan”) is open to all Company employees working a minimum of twenty hours per week with at least thirty days of service. The Plan qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). Under the Plan, participating employees may elect to voluntarily contribute a percentage of their qualifying compensation on a pretax or after-tax basis up to the annual maximum amounts established by the Code. The Company matches 50% of the employee’s contribution, up to 5% of each participant’s gross salary per pay period, or 50% of the employee’s annualized contribution up to $2,500, whichever is greater. There is a per-pay-period match on the 5% component and an end-of-year true up on the $2,500 component. Contributions made by the Company become fully vested three years from the date of the participant’s employment. Profit sharing contributions are discretionary. In 2015, 2014 and 2013, we made matching contributions in amounts equal to $31,565, $29,387 and $25,135, respectively, for the NEOs participating in the Plan as reflected in “All Other Compensation Table for 2015” in the “Compensation Tables” section on page 48.
Dividend Equivalent Rights (“DERs”) – Participants in the 2011 LTIP, including the NEOs, were entitled to accrue DERs on each RSU granted to the participant. Each DER represented the value of dividends paid on the Company’s common stock during the 2011 LTIP performance cycle. In 2014 the performance cycle for the 2011 LTIP was completed and the targeted awards were earned and the vested RSUs were paid in common stock of the Company in 2015. In addition, each participant, including the NEOs, was entitled to receive in cash the DERs accrued on the underlying RSUs. Payment of the DERs was made to each participant, including the NEOs, in 2015. If a participant voluntarily left the employ of the Company, the underlying DERs were forfeited along with forfeiture of the unvested RSUs.

Other Employee Benefits – We maintain broad-based benefits for all employees, including health, vision and dental insurance, disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of increased vacation accrual and eligibility for payout of that vacation accrual at time of termination.
Short-Term Incentive Compensation (“STIP”)
Our STIP is designed to motivate our executives and key employees (including the NEOs) and reward them with cash payments for achieving quantifiable, pre-established Company performance criteria.
STIP provides motivation to execute the business transition – From the formation of the Company in 2004 through 2011 the Company managed a declining wireless centric customer base that was characterized by declining consolidated revenue. Despite that declining revenue the Company had increased margins, provided steady cash dividends and made common stock repurchases. Starting in 2011 with the acquisition of Amcom the Company initiated a long-term transition from a declining wireless centric customer base to a growing critical communications software centric customer base. Until the software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline year over year. This also means that OCF (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth.
Board and Compensation Committee follow a robust process in setting the STIP performance criteria - Prior to establishing the performance criteria for the STIP both the Board and the Compensation Committee reviews with management the Company’s long range plan (“LRP”). The LRP is a five year projection of the Company operations. (In 2015 the LRP covered the years 2016-2020.) This LRP was reviewed with the full Board at two meetings during the year. The Board discusses with management the Company’s operational priorities, strategic direction, budget assumptions including headcount, sales, capital expenditures, revenue growth, subscriber churn, maintenance retention and other elements that support the LRP. The Board also reviews a detailed narrative that encapsulates this process. The Board takes great care in setting performance criteria to ensure the performance criteria are robust and long-term focused. The Board and Compensation Committee actively and independently considers the performance criteria and management projections when determining the performance criteria for use in the STIP as the basis for motivating executive performance.
Based on this understanding of the Company’s software operations and plans as detailed in the LRP, the Compensation Committee identified the key performance criteria for the 2015 STIP that, in the considered judgment of the Compensation Committee, would support the Company’s capital allocation and long-term stockholder value creation.
Description of the STIP Performance Criteria – Based on the information from the LRP for 2015 the Compensation Committee approved the performance criteria of the 2015 STIP on December 9, 2014 to be effective January 1, 2015. The 2015 STIP was payable in cash, based upon separate pre-established performance criteria which included total consolidated revenue, software operations bookings and consolidated OCF.
The Compensation Committee selected the 2015 performance criteria, all of which are key elements leading to long-term stockholder value creation, for the STIP based on the following rationale:
Consolidated OCF – OCF is defined as operating income plus depreciation, amortization and accretion expense, less capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the free cash flow available to stockholders for dividends, stock repurchases, acquisitions and investments in the business. This performance criteria measures the Company’s ability to manage its operations profitably based on parameters established by the Board. Until the Company accomplishes its transition to overall growth this performance criteria will reflect a reduction from the prior year. This performance criteria is measurable     and readily reportable and requires the coordination and cooperation of all management for achievement.

The Compensation Committee assigned the greatest weight to this performance criteria. The Compensation Committee believed that as the Company transitions to growth the Company's stockholders should be compensated for the changing nature of their investment in the Company. OCF measures the Company's ability to support stockholder compensation and manage its business and was therefore assigned the greatest weight as a performance criteria.
Consolidated Revenue – As noted earlier the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. The Company’s operations require focus on both types of revenue. Until the Company accomplishes its transition to overall growth this performance criteria will necessarily reflect a reduction in revenue from the prior year. The performance criteria is measurable and focuses management on both a declining wireless revenue stream and a growing software revenue base. This performance criteria is readily reported and requires the coordination and cooperation of all management.
Software Operations Bookings – Software operations bookings represent contractual arrangements to provide software licenses, professional services and equipment sales. These contractual arrangements (bookings) represent future revenue. This performance criteria is measurable and focuses management on supporting the critical drivers for future growth and implementation of the transition to growth. This performance criteria is readily reportable and requires the coordination and cooperation of all management. As the Company accomplishes its transition to overall growth, this performance criteria will generally reflect an increase from the prior year based on the Compensation Committee's understanding of the Company's operations. In establishing the software operations booking target level for 2015 the Compensation Committee reviewed the actual performance level for software operations bookings in 2014.
The Compensation Committee believes that these three 2015 STIP performance criteria are key elements that support stockholder value creation and appropriately focused management on successfully transitioning the Company to growth.
Performance Criteria levels are based on the Company's transition - During the transition period the Compensation Committee understands that the outcomes of the Company's key performance criteria, such as consolidated revenue and OCF, will be lower than the prior year reflecting the strategic nature of the Company's business. The Compensation Committee has established a higher performance level in 2015 for software operations bookings as compared to adjusted 2014 software operations bookings (see "Description of the STIP Performance Criteria" above) as this performance criterion is focused on transitioning to the software centric portion of the customer base.
Payouts are determined by interpolation of performance goals – Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance target and target performance level and 2) the actual performance is between the target performance level and the maximum performance target. There is no STIP payout if achievement is below the threshold performance target. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment, subject to the execution of an appropriate release and other applicable and customary termination procedures.

The threshold, target and maximum performance goals for each component of the performance criteria and the payouts that would have been provided under the 2015 STIP in the event of performance at each applicable level are set forth in the following tables.

Performance Criteria(2)	Relative Weight	Threshold Payout Against Target	Threshold Performance Level (In 000s)	Target Payout	Target Performance Level (In 000s)	Maximum Payout Against Target	Maximum Performance Level (In 000s)
OCF(1)	50%	75%	$26,571	100%	$33,214	125%	$39,857
Consolidated Revenue	25%	70%	$168,761	100%	$187,512	130%	$206,263
Operations Bookings	25%	75%	$39,708	100%	$44,120	125%	$48,532
Total	100%	73.75%		100%		126.25%

(1)	OCF is calculated as operating income plus depreciation, amortization and accretion less purchases of property and equipment (all determined in accordance with U.S. GAAP).

(2)
The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

The Compensation Committee actively considers the appropriate size of the pay opportunity each year in light of the evolving nature and size of the business. The Compensation Committee determines the threshold, target and maximum payouts for each performance criterion based on the Compensation Committee's understanding of the Company's LRP and the expectations for 2015. Based on this understanding the Compensation Committee also established the relative weighting for each performance criteria with OCF afforded the most significant weighting (see "Description of the STIP Performance Criteria").
In establishing the software operations booking target level for 2015 the Compensation Committee reviewed the actual performance level for software operations bookings in 2014. In reviewing the 2014 level of software operations bookings the Compensation Committee noted that $6.7 million of software operations bookings resulted from federal government activity. That $6.7 million in software operations bookings resulted from a multi-year sales effort and process that culminated in 2014 that would not be replicated in 2015. Excluding this activity the Compensation Committee noted that the baseline level of software operations bookings for 2014 would have been $38.4 million. Based on the Compensation Committee's review of the LRP (as noted above) the Compensation Committee established the 2015 target level for software operations bookings at $44.1 million, an increase of approximately 15% over the adjusted 2014 software operations bookings. The Compensation Committee believed that this target level was appropriate based on its understanding of the Company's 2014 operations and expected 2015 operations.
After establishing the target level for 2015 software operations bookings the Compensation Committee established the threshold and maximum payout levels based on the Compensation Committee's judgment as to the impact on stockholder value.

The amounts paid under the 2015 STIP were based on the following achievement against the pre-established performance criteria.

Performance Criteria	Relative Weight	Actual Performance (in 000s)	Actual Payout	Weighted Actual Payout
OCF	50%	$32,696	97.7%	48.8%
Consolidated Revenue	25%	$189,628	105.4%	26.4%
Operations Bookings	25%	$38,577	0.0%	0.0%
Total	100%			75.2%
The Company did not achieve the pre-established threshold performance level for software operations bookings. This resulted in actual payout of 0% for this performance criteria. Based on the relative weight for this performance criteria the total actual payment for the 2015 STIP for NEOs was 75.2%.
The STIP for each NEO is based on a percentage of the NEO’s base salary. For the NEOs the percentage of base salary, the targeted payout and the actual payout were as follows:

NEO	STIP Target Opportunity - Percentage of Base Salary	Targeted Payout ($)	Actual Payout ($)
Vincent D. Kelly	100%	600,000	451,200
Hemant Goel(1)	100%	350,000	254,701
Shawn E. Endsley	75%	187,500	141,000
Thomas G. Saine	75%	206,250	155,100
Bonnie K. Culp-Fingerhut	75%	151,939	114,258

Former NEO
Colin M. Balmforth(1)	100%	350,000	168,770

(1)
Mr. Balmforth concluded his employment effected June 25, 2015 and based on his prior employment agreement received a pro-rated payout amount. Mr. Goel was promoted to the position of President, Spok, Inc. effective June 15, 2015.

Long-Term Incentive Compensation (“LTIP”)
Our LTIP rewards eligible executives including the NEOs based on the future performance of our Company by providing equity awards in the form of RSUs for creating value for our stockholders. The goals of our long-term incentive program are to:

•	Ensure eligible executives including the NEOs financial interests are aligned with our stockholders interests;

•	Motivate decision-making that improves financial performance of our critical communications business over the long-term particularly during this transition;

•	Recognize and reward superior financial performance of the Company; and

•	Provide a retention element to our compensation program.
These goals were used in establishing the 2015 LTIP performance criteria outlined below.
2015 LTIP AWARD – On December 9, 2014, the Compensation Committee adopted and the Board ratified the 2015 LTIP for eligible employees, including NEOs, based on performance criteria established by the Compensation Committee for the Company.
The 2015 LTIP provided eligible employees the opportunity to earn long term incentive compensation based on the Company’s attainment of certain financial goals as determined by the Compensation Committee and set forth in the 2015 LTIP during the period from January 1, 2015 and December 31, 2017 (the “2015-2017 performance period”).
LTIP provides motivation to execute the business transition - From the formation of the Company in 2004 through 2011 the Company managed a declining wireless centric customer base that was characterized by declining consolidated revenue. Despite that declining revenue the Company had increased margins, provided steady cash dividends and made common stock repurchases. Starting in 2011 with the acquisition of Amcom the Company initiated a long-term transition from a declining wireless-centric customer base to a growing critical communications software-centric customer base, until the software revenue growth exceeds the decline in our wireless revenue, total consolidated revenue will decline year over year. This also means that OCF (a non-GAAP financial measure) will also decline year over year until the Company successfully transitions to growth.
Board and Compensation Committee follow a robust process in setting the LTIP performance criteria - Prior to establishing the performance criteria for the LTIP both the Board and the Compensation Committee reviews with management the Company’s LRP. The LRP is a five year projection of the Company operations. (In 2015 the LRP covered the years 2016-2020.) This LRP was reviewed with the full Board at two meetings during the year. The Board discusses with management the Company’s operational priorities, strategic direction, budget assumptions including headcount, sales, capital expenditures, revenue growth, subscriber churn, maintenance retention and other elements that support the LRP. The Board also reviews a detailed narrative that encapsulates this process. The Board takes great care in setting performance criteria to ensure the performance criteria are robust and long-term focused.
Description of the LTIP Performance Criteria - Based on the information from the LRP the Compensation Committee approved the performance criteria for the 2015 LTIP for the 2015-2017 performance period. The Compensation Committee selected the 2015-2017 performance criteria for the 2015 LTIP based on the following rationale:
Consolidated Revenue – As noted earlier the Company is in transition from a declining wireless centric revenue base to a growing software centric base as represented by software revenue. The Company’s operations require focus on both types of revenue. Until the Company accomplishes its transition to overall growth this performance criteria will necessarily reflect a reduction in revenue during the 2015-2017 performance period. The performance criteria for the 2015-2017 performance period is measurable and focuses management on both a declining wireless revenue stream and a growing software revenue base. This performance criteria is readily reported and requires the coordination and cooperation of all management.
Consolidated OCF – OCF is defined as operating income plus depreciation, amortization and accretion expense, less capital expense (all calculated in accordance with U.S. GAAP). This performance criteria is a non-GAAP measure of the free cash flow available to stockholders for dividends, stock repurchases, acquisitions and investments in the business. This performance criteria measures the Company’s ability to manage its operations profitably based on parameters established by the Board. Until the Company accomplishes its transition to overall growth this performance criteria will reflect a reduction in OCF during the 2015-2017 performance period. This performance criteria is measurable     and readily reportable and requires the coordination and cooperation of all management for achievement.
The Compensation Committee has determined that consolidated revenue and OCF (as defined) for the 2015-2017 performance period are key elements impacting stockholder value. The Compensation Committee believes that the use of the consolidated revenue and OCF performance criteria in both the STIP and LTIP are warranted to motivate management to successfully implement the transition to growth and are aligned with our stockholders interests as follows:

•
Consolidated revenue over the 2015-2017 performance period is the basis for achieving growth. The Compensation Committee wants to motivate management to achieve sustainable growth over the 2015-2017 performance period which would require implementation of the strategies reviewed and approved by the Board (and Compensation Committee) during the review of the LRP.

•	OCF (as defined) is the non-GAAP measure of free cash flow available to the Company. The Compensation Committee wants management to be focused on the long-term generation of cash flow that supports the implementation of the Company's operational strategies during the transition but also the Company's long-term allocation strategy for stockholder dividends and/or common stock repurchases.
The Compensation Committee believes that the selected performance criteria for both the STIP and LTIP motivate management to weigh its operational decisions in a manner that best supports the interest of stockholders.
Payouts are determined based on long-term performance - Management recommended and the Compensation Committee, in its sole discretion, selected employees to be participants in the 2015 LTIP and, in its sole discretion, determined the target awards that can be earned by each 2015 LTIP participant. The Compensation Committee determined target awards based on a percentage of the 2015 STIP target award for each participant (or, with respect to participants selected to participate in the 2015 LTIP after the commencement of the 2017 performance period, the prorated STIP target award for 2015 when the participant commenced participation in the 2015 LTIP) or as otherwise determined by the Compensation Committee.
Under the terms of the 2015 LTIP, 100% of the target award is made in the form of RSUs granted under our 2012 Equity Plans, subject to vesting as described below. (The 2012 Equity Plan is fully described in our 2015 Annual Report.) Additionally, participants are entitled to DERs with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the 2015-2017 performance period. The DERs are subject to the same vesting restrictions as the RSUs as to how the DERs are paid and are only paid to the extent the applicable performance criteria have been attained. Vested RSUs will be settled in the Company's common stock and vested DERs will be paid in a lump sum cash payment with accrued interest, in each case, subject to income and employment tax withholding. The Compensation Committee believes that performance-based RSUs link long-term compensation to our Company’s operational and stock price performance as RSUs are earned only if pre-established performance goals are met and, if earned, are settled in shares of the Company’s common stock upon vesting.
The performance criteria for the 2015-2017 performance period for the 2015 LTIP consist of the Company achieving cumulative consolidated revenue for the 2015-2017 performance period with a minimum level for 2017 consolidated revenue and cumulative OCF for the 2015-2017 performance period with a minimum level for 2017 OCF. (For purposes of calculating OCF severance, restructuring and impairment expenses are excluded.) The level of payment is based on whether one or both of the cumulative consolidated revenue or cumulative OCF performance criteria is met, with each such goal afforded equal weight. For example, if both cumulative goals (and the related 2017 minimums) are met, payment is at 100%. If only one of the cumulative performance goals (and the related 2017 minimums) is met, then payment is at 50%. The Company has requested confidential treatment from the SEC for the amounts of the performance criteria for the 2015-2017 performance period. The Company believes that current disclosure of the amounts of the performance criteria for the 2015-2017 performance period would be competitively harmful by providing the Company’s competition with detailed insight into the Company’s intentions and expectations. The Company will provide the details of the performance criteria for the 2015-2017 performance period upon completion of the 2015-2017 performance period in its 2017 Annual Report on Form 10-K and in its 2018 Proxy Statement.

The following table summarizes the performance criteria of the 2015 LTIP for the 2015-2017 performance period:

	2015 LTIP
	2015-2017 Performance Period Criteria(2)
Item #	Consolidated Revenue	Item #	Consolidated OCF(1)
1	Cumulative Consolidated Revenue 2015-2017	3	Cumulative OCF 2015-2017
2	Minimum 2017 Consolidated Revenue	4	Minimum 2017 OCF
Weighting	50%		50%

(1)
Consolidated OCF is defined as operating income plus depreciation, amortization, accretion, severance, restructuring and impairment expenses less capital expenditures (all determined in accordance with GAAP). OCF is a non-GAAP measure used as a measure of free cash flow.

(2)	Payout Conditions -

•	If performance criteria #s 1-4 are achieved, payout is at 100% of the 2015 LTIP award.

•	If only performance criteria #s 1 and 2 or only performance criteria #s 3 and 4 are achieved, payout is 50%.

•	If none of the performance criteria are achieved, payout is 0%.
The 2015 LTIP awards provided that the award will vest and be paid only if the applicable performance criteria for the 2015-2017 performance period are achieved and will be forfeited if the performance criteria for the 2015-2017 performance period are not achieved. The 2015 LTIP does not provide any opportunity to earn awards greater than the target level and recipients of awards are not eligible to receive any partial award payments if the performance targets are achieved at a level of less than 100%. Participants will generally forfeit all rights with respect to RSUs and DERs awarded under the 2015 LTIP if they terminate with cause or voluntarily separate before the payment date, subject to employment agreement provisions for our CEO. The 2015 LTIP awards will be paid in March 2018 after filing our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC.
The table below details the grants that were made pursuant to the 2015 LTIP for the NEOs, all of which were made in 2015. The RSUs awarded under the 2015 LTIP will vest on December 31, 2017 if the pre-established performance goals for the 2015-2017 performance period are achieved.

NEO	Job Title	RSU's Awarded	Value at Grant Date(2)	Market Value at Year-End(3)
Vincent D. Kelly	CEO	86,405	1,499,991	1,582,940
Hemant Goel(1)	President, Spok Inc.	17,497	301,966	320,545
Shawn E. Endsley	CFO	10,800	187,488	197,856
Thomas G. Saine	CIO	11,880	206,237	217,642
Bonnie K. Culp-Fingerhut	EVP, HR & Administration	8,752	151,935	160,337

Former NEO
Colin Balmforth	Former President, Spok Inc.	15,120	262,483	276,998

(1)	Mr. Goel was awarded an additional 3,457 RSUs on July 1, 2015 due to his promotion to President of Spok, Inc.

(2)
The fair value of the initial 2015 LTIP award was based on a multiple of the respective NEO's annual STIP target and was used to determine the number of RSUs to be awarded to the NEO. The fair values of the initial RSUs awarded were calculated at $17.36, the closing price on December 31, 2014, and granted on January 2, 2015.

(3)
Market or payout values of the unvested RSUs were based on our closing stock price at December 31, 2015 of $18.32. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance criteria for the 2015-2017 performance period are achieved.

The fair value of the 2015 LTIP award for the NEOs will be amortized ratably over 36 months, the 2015-2017 performance period. The fair value of the additional RSUs awarded to Mr. Goel was calculated at $16.84 per share, our closing stock price on June 30, 2015 and granted on July 1, 2015 and is being amortized ratably over 30 months as compensation expense.

VESTING OF PRIOR LTIP AWARDS - Prior to 2015 we did not make annual equity incentive grants to our NEOs. Rather, we maintained a 2011-2014 long-term incentive plan, under which we made large up-front grants of performance-based RSUs along with additional individual awards that were made to certain NEOs at times based on individual circumstances during the 2011-2014 performance period. These awards vested and were paid out in early 2015 upon the Board's determination that we attained each of the applicable performance goals under the 2011-2014 plan, as described in more detail in the proxy statement for our 2015 Annual Meeting. The number and value of RSUs that vested in early 2015 is shown in the compensation table below titled "Stock Awards Vested in 2015 (on page 50)."
Termination and Change of Control Arrangements
At this time, we do not have written employment agreements with our executives except for Mr. Kelly, our CEO. For purposes of retention the Compensation Committee believed that an employment agreement with Mr. Kelly was necessary. We believe that providing severance to each of our executives including NEOs is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of severance of employment. We did not pay or accrue any payments relating to termination of any NEO for the year ended December 31, 2015. For a detailed description of the termination and change-in-control provisions refer to “Payments Upon Termination or Termination Due to Change in Control” on page 51.

OTHER CONSIDERATIONS
Stock Ownership Guidelines and Prohibitions on Hedging and Pledging
The Compensation Committee established stock ownership guidelines under which all Executive Officers, including NEOs, are expected to hold common stock until his or her termination of employment in an amount equal to a multiple of salary, as determined by position. Based on our peer group analysis, our CEO is expected to hold 3 times his annual salary and at April 1, 2016 held in excess of 9 times his annual salary in shares of the Company’s common stock and RSUs. Each Executive Officer is expected to hold 1 times their annual salary in shares of common stock and RSUs and has three years to fulfill this obligation. If the stock price declines, Executive Officers may hold the fixed number of shares based on the stock price at program commencement.
Stock ownership includes shares over which the executive has direct or indirect ownership or control, including RSUs. We expect executives to meet their ownership guidelines within three years of becoming subject to the guidelines (or three years from a subsequent promotion date and resulting increase in ownership requirements). As of December 31, 2015, all of our Executive Officers (including our NEOs) exceeded their stock ownership requirements.
We do not permit our Executive Officers to engage in hedging or pledging activities with respect to Company shares.
Tax and Accounting Considerations
In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our program. One important tax consideration is Internal Revenue Code ("Code") Section 162(m), which limits our ability to deduct (for tax purposes) compensation paid to any covered employee to $1.0 million annually. Covered employees include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer.
The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceeds $1 million, it may not be fully deductible for Federal income tax purposes. Our equity plan contains features that are intended to allow us to make awards of performance based compensation that will be deductible without regard to the Code’s $1 million deductibility cap. In future years, we may seek to structure STIP and LTIP awards for our CEO and other executive officers as “qualified performance based compensation” under the Code. However, the Compensation Committee may determine at any time to provide for the payment of amounts that will not be fully deductible by us. Due to various technical requirements relating to “performance-based compensation,” even with respect to compensation that we intend to constitute “performance-based compensation,” we cannot provide assurance that all such requirements will be met.
The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result the Compensation Committee has authorized, and retains the discretion (in the exercise of its business judgment) to authorize, payments that may not be deductible if it believes that they are in the best interests of our stockholders. Such determinations include, for example, payment of a salary to an officer that exceeds $1.0 million, with the result that a portion of such officer’s salary exceeds the deductibility limit. Similarly, a covered officer’s compensation may exceed the $1.0 million deductibility limit due to other elements of annual compensation, such as vesting of certain RSUs, dividends or DERs paid on certain RSUs.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation
We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or the Compensation Committee determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the restated financial statements, the Board or Compensation Committee may in its discretion, take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation or adjustment of the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or the Compensation Committee determines to be in the best interests of the Company and our stockholders. Our RSU award agreements also include similar “clawback” provisions.
Hedging and Pledging Policy
We have a "hedging and pledging" policy restricting all directors and executive officers from, directly or indirectly, purchasing any security whose value derives from an equity security of the Company or any similar financial instrument that is designed to hedge or offset any decrease in market value of any equity securities of the Company. In addition, all directors and executive officers are prohibited to pledge equity securities of the Company as collateral for a loan or otherwise hold equity securities of the Company in a margin account.

COMPENSATION TABLES
BACKGROUND
The Compensation Tables for 2015 include compensation information for all of the existing NEOs that include Messrs. Kelly, Endsley, Goel and Saine and Ms. Culp. Effective June 25, 2015 Mr. Balmforth, a former NEO, concluded his employment with Spok, Inc. Compensations details for Mr. Balmforth as a former NEO have been included in the 2015 Tables.
SUMMARY COMPENSATION TABLE FOR 2015
The following Summary Compensation Table includes the values for the elements of compensation detailed above. The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.
Summary Compensation Table for 2015

				Stock Awards	Non-Equity Incentive Plan Compensation
NEO	Job Title	Year	Salary ($)(1)	LTIP Awards ($)(2)	STIP Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Vincent D. Kelly	CEO	2015	623,077	1,499,991	451,200	29,762	2,604,030
		2014	600,000	—	675,000	209,926	1,484,926
		2013	600,000	3,011,787	644,400	27,102	4,283,289
Hemant(7) Goel	President, Spok Inc.	2015	350,962	301,950	254,701	151,258	1,058,871
Shawn E. Endsley	CFO	2015	259,615	187,488	141,000	8,270	596,373
		2014	250,000	—	210,938	31,611	492,549
		2013	250,000	270,166	201,375	6,923	728,464
Thomas G. Saine	CIO	2015	285,577	206,237	155,100	7,198	654,112
		2014	275,000	—	232,031	33,539	540,570
		2013	275,000	297,184	245,231	6,863	824,278
Bonnie K. Culp-Fingerhut(6)	EVP, HR & Administration	2015	210,377	151,935	114,258	6,323	482,893
		2014	202,585	—	170,931	24,113	397,629

Former NEO
Colin Balmforth(5)	Former President, Spok Inc.	2015	188,462	262,483	168,770	709,614	1,329,329
		2014	350,000	—	295,313	57,650	702,963
		2013	350,000	—	281,925	6,863	638,788

(1)	Amounts shown represent base salaries earned for the applicable year. All company employees received a one-time extra biweekly salary payment in 2015 because of a pay period leap year.

(2)
The fair value of the initial RSUs awarded in 2015 were calculated at $17.36 per share, our closing price on December 31, 2014, with a grant date of January 2, 2015. The fair value of the additional RSUs awarded to Mr. Goel for his promotion were calculated at $16.84, our closing price on June 30, 2015, with a grant date of July 1, 2015. Amortization of these RSUs commence in the month granted and are amortized though the performance period which ends on December 31, 2017. Grant date fair values were determined in accordance with FASB ASC Topic 718. For additional information, refer to note 5 of the audited financial statements that were included in the Company's 2015 Annual Report on Form 10-K.

(3)	Amounts shown represent annual STIP awards paid in cash.

(4)	Additional information is provided in the "All Other Compensation" table below.

(5)	Mr. Balmforth concluded his employment effective June 25, 2015.

(6)	Ms. Culp was hired on September 2, 1997 and became an NEO in 2014.

(7)
Mr. Goel was hired on October 1, 2014 and became an NEO on June 15, 2015. Mr. Goel received an increase in his annual salary from $300,000 to $350,000 effective June 15, 2015, the date of his promotion to President of Spok, Inc. His salary reflects the proration of his increase from June 15, 2015.

ALL OTHER COMPENSATION TABLE FOR 2015
The following table summarizes all other compensation for the NEOs for the years ended December 31, 2015, 2014 and 2013:
All Other Compensation Table for 2015

NEO	Job Title	Year	Perquisites($)(1)	Insurance Premiums($)	Company Contribution to Defined Contribution Plans ($)	Dividend Equivalent Rights ($)(2)	Total ($)
Vincent D. Kelly	CEO	2015	22,065	1,072	6,625	—	29,762
		2014	21,088	1,032	6,500	181,306	209,926
		2013	20,239	488	6,375	—	27,102
Hemant Goel(5)	President, Spok Inc.	2015	144,442	191	6,625	—	151,258
Shawn E. Endsley	CFO	2015	—	1,645	6,625	—	8,270
		2014	—	1,032	6,500	24,079	31,611
		2013	—	913	6,010	—	6,923
Thomas G. Saine	CIO	2015	—	573	6,625	—	7,198
		2014	—	552	6,500	26,487	33,539
		2013	—	488	6,375	—	6,863
Bonnie K. Culp-Fingerhut(4)	EVP, HR & Administration	2015	—	1,258	5,065	—	6,323
		2014	—	1,212	3,387	19,514	24,113

Former NEO
Colin Balmforth(3)	Former President, Spok Inc.	2015	702,692	297	6,625	—	709,614
		2014	—	552	6,500	50,598	57,650
		2013	—	488	6,375	—	6,863

(1)
All perquisite amounts shown in the table for Mr. Kelly were for car allowances, perquisite amounts for Mr. Goel were related to relocation expenses and perquisite amounts for Mr. Balmforth were one time separation related payments.

(2)
The 2011 LTIPs provided that the participants (including NEOs) were entitled to receive payment in cash of the dividend equivalent rights (DERs) on RSUs granted under the 2011 LTIP. Payment for the DERs was made in 2015 after completion of the 2014 annual audit and filing of the 2014 Annual Report, respectively, with the SEC.

(3)	Mr. Balmforth concluded his employment effective June 25, 2015.

(4)	Ms. Culp was hired on September 2, 1997 and became an NEO in 2014.

(5)	Mr. Goel was hired in October 1, 2014 and became an NEO on June 15, 2015.

GRANTS OF PLAN-BASED AWARDS DURING 2015
The following table sets forth the possible non-equity (cash based) and equity incentive plan awards (performance-based RSUs) that were granted to the NEOs in 2015.
Grants of Plan-Based Awards for 2015

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
NEO	Job Title	Award	Grant Date	Effective Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value ($)
Vincent D. Kelly	CEO	2015 STIP	12/9/2014	1/1/2015	442,500	600,000	757,500	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	43,203	86,405	86,405	1,499,991
Hemant Goel	President, Spok Inc.	2015 STIP	12/9/2014	1/1/2015	258,125	350,000	441,875	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	7,020	14,040	14,040	243,734
		2015 LTIP	7/1/2015	7/1/2015	—	—	—	1,729	3,457	3,457	58,216
Shawn E. Endsley	CFO	2015 STIP	12/9/2014	1/1/2015	138,281	187,500	236,719	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	5,400	10,800	10,800	187,488
Thomas G. Saine	CIO	2015 STIP	12/9/2014	1/1/2015	152,109	206,250	260,391	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	5,940	11,880	11,880	206,237
Bonnie K. Culp-Fingerhut	EVP, HR	2015 STIP	12/9/2014	1/1/2015	112,055	151,939	191,823	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	4,376	8,752	8,752	151,935

Former NEO
Colin Balmforth	Former President, Spok Inc.	2015 STIP	12/9/2014	1/1/2015	193,594	262,500	331,406	—	—	—	—
		2015 LTIP	12/9/2014	1/1/2015	—	—	—	7,560	15,120	15,120	262,483

(1)
Amounts represented the cash awards under the 2015 STIP for the NEOs. The actual payments were 75.2% of the eligible 2015 STIP target award. The actual earned amounts for the 2015 STIP are reflected on page 40.

(2)
Amounts represent the RSUs awarded under the performance based 2015 LTIP to the NEOs in 2015. The RSUs are convertible into shares of the Company's common stock if the pre-established performance goals of the 2015 LTIP are achieved. The performance period of the 2015 LTIP is the three year period ending December 31, 2017. Mr. Goel was awarded an additional 3,457 RSUs on July 1, 2015 due to his promotion to President of Spok, Inc. The fair value of the additional RSUs was calculated at $16.84, our closing price on June 30, 2015.

OUTSTANDING EQUITY AWARDS AT December 31, 2015
At December 31, 2015, the following RSUs are outstanding for the NEOs:
Outstanding Equity Awards at December 31, 2015

		Equity Incentive Plan Awards:
NEO	Job Title	Number of Unearned RSUs That Have Not Vested (#)(1)	Market or Payout Value of Unearned RSUs That Have Not Vested ($)(2)
Vincent D. Kelly	CEO	86,405	1,582,940
Hemant Goel	President, Spok Inc.	17,497	320,545
Shawn E. Endsley	CFO	10,800	197,856
Thomas G. Saine	CIO	11,880	217,642
Bonnie K. Culp-Fingerhut	EVP, HR & Administration	8,752	160,337

Former NEO
Colin Balmforth	Former President, Spok Inc.	15,120	276,998

(1)	The RSUs were awarded under the 2015 LTIP on January 2, 2015. Mr. Goel was awarded an additional 3,457 RSUs on July 1, 2015 due to his promotion to President of Spok, Inc.

(2)
Market or payout values of the unvested RSUs were based on our closing stock price at December 31, 2015 of $18.32. The RSUs are convertible into shares of the Company’s common stock if the pre-established performance goals of the 2015 LTIP are achieved. The performance period for the 2015 LTIP is the three year period ending on December 31, 2017.

STOCK AWARDS VESTED IN 2015
The following table shows the amount of performance-based RSUs that were earned by each of the NEOs under our 2011 LTIP. Amounts were earned based on performance through the end of 2014 and vested on December 31, 2014 upon the Board's determination that the applicable performance goals were met.

		Equity Incentive Plan Awards:
NEO	Job Title	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(1)
Vincent D. Kelly	CEO	216,034	3,750,350
Hemant Goel	President, Spok Inc.	—	—
Shawn E. Endsley	CFO	24,079	418,011
Thomas G. Saine	CIO	26,487	459,814
Bonnie K. Culp-Fingerhut	EVP, HR & Administration	19,512	338,728

Former NEO
Colin Balmforth	Former President, Spok Inc.	50,598	878,381

(1)
Amounts shown is based on the closing price of our common stock of $17.36 on December 31, 2014, the date shares were vested. Payment in shares of the Company's common stock were made in March 2015 after filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC.

PAYMENTS UPON TERMINATION OR TERMINATION DUE TO CHANGE IN CONTROL
We believe that providing severance to each of our executive including NEOs is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of involuntary termination of employment without cause. We did not pay or accrue any payments relating to termination for the NEOs for the year ended December 31, 2015.
Employment Agreement and Termination Arrangements – CEO
Mr. Kelly entered into an employment agreement with our Company on November 16, 2004, as amended on October 30, 2008; March 16, 2011; and July 29, 2013. The initial term of agreement ended on November 15, 2007, but was automatically renewed for an additional one-year period, in accordance with the terms of the agreement. In October 2008, the Compensation Committee renegotiated the CEO’s employment agreement. Following the renegotiation, the CEO’s employment agreement was amended and restated on October 30, 2008 to commence on November 16, 2008 and end on December 31, 2012, without a provision for automatic renewal.
On March 16, 2011, the Compensation Committee amended the employment agreement between our Company and Mr. Kelly. The changes to Mr. Kelly’s previously disclosed employment agreement, dated October 30, 2008, were: (i) an extension of the term of the agreement from December 31, 2012 to December 31, 2014; (ii) an expansion of the two-year, post termination non-compete provision to cover mission critical communications software in connection with our acquisition of Amcom and (iii) deletion of a provision that provided a gross-up payment should an excise tax apply to a severance award upon termination following a change in control of the Company. There were no changes to the base salary or annual bonus terms.
On July 29, 2013, for purposes of retention, the Compensation Committee further amended the employment agreement between our Company and Mr. Kelly. The changes to Mr. Kelly’s previously disclosed employment agreement dated March 16, 2011 were: (i) an extension of the term of the agreement from December 31, 2014 to December 31, 2017; (ii) a change in the annual bonus target from 200% of Mr. Kelly’s base salary to 100% of Mr. Kelly’s base salary with the annual bonus payable in cash; and (iii) addition of a long-term equity incentive provision that provides for the award of additional equity or equity-based compensation under such plans existing at the time in an amount equal to not less than $6,600,000 in the aggregate (which amount is intended to represent the sum of (a) $1,050,000 for each of calendar years 2013 and 2014 and (b) $1,500,000 for each of calendar years 2015, 2016 and 2017) subject in each case to Mr. Kelly’s continued employment with the Company through the applicable date of grant. There was no change to Mr. Kelly’s base salary.
Under the amended and restated employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of our benefit plans, including fringe benefits available to our senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board shall review Mr. Kelly’s base salary annually and may increase, but not decrease, the amounts of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual STIP compensation target equal to 100% of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment in the Company prior to the date such annual STIP is payable. As provided in the July 29, 2013 amendment to his employment agreement, the annual STIP compensation shall be payable in cash.
Under the amended and restated employment agreement, we are no longer obligated to pay to Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.
The amended and restated employment agreement contains a covenant restricting Mr. Kelly from soliciting and hiring employees of the Company and its subsidiaries (both wireless and software businesses) and from competing against the Company and its subsidiaries (both wireless and software businesses) during

Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.
Under the amended and restated employment agreement, we may terminate such agreement with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; at any time with “cause” (as defined in the employment agreement); and at any time without cause upon notice from the Company. Mr. Kelly may terminate such agreement with our Company at any time upon 60 days written notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.
Disability. The employment agreement provides that in the event of disability until the termination date, following the use of all accrued sick and personal days, we shall pay Mr. Kelly:

(1)	A disability benefit equal to 50% of the base salary during the disability period;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under our disability benefit plans.
Death. The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(1)	Base salary through the date of death;

(2)
All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due, subject to the terms and conditions of the applicable Company fringe benefit or incentive compensation plan or program;

(3)
An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of death, times (ii) the full base salary then in effect payable within 45 days after the date of death; and

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Termination without Cause or For Good Reason. The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason, he will be entitled to:

(1)	Base salary through the date of termination payable within 10 business days;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)
An amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(4)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(6)	Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(7)
Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(8)	Full vesting of any unvested equity awards.
Assuming that the termination occurred on December 31, 2015 and our closing stock price at December 31, 2015 was $18.32, the targeted payments to the CEO are set forth in the following table:

Vincent D. Kelly CEO	Disability ($)(1)	Death ($)(1)	Termination Without Cause or For Good Reason ($)(1)
Other Income(2)	175,000	—	—
Salary Benefit(3)	1,200,000	1,200,000	1,200,000
Life Insurance(4)	—	250,000	—
Accrued Vacation Pay(5)	331,869	332,580	332,580
Health Benefits(6)	—	—	26,094
2015 STIP(7)	600,000	600,000	1,200,000
2015 LTIP (8)	—	—	1,582,940
All Other Compensation(9)	—	—	89,003
Total	2,306,869	2,382,580	4,430,617

(1)
For purposes of the Disability benefits, Mr. Kelly was assumed to be disabled on June 1, 2015 with a termination date of December 31, 2015. For purposes of the "Death" and "Termination without Cause or For Good Reason" scenarios it was assumed death or termination was December 31, 2015.

(2)
This amount assumed Mr. Kelly has been paid his pro rata base salary from January 1, 2015 through December 31, 2015 under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under “Disability” scenario included Mr. Kelly’s accrued sick and personal days as of December 31, 2015 as well as a disability benefit equal to 50% of the base salary during the disability period.

(3)	These amounts represented the relevant payments of base salary through the contract date (December 31, 2017) pursuant to Mr. Kelly’s employment agreement.

(4)	This represents a standard benefit available to all employees.

(5)
This payment was based on accrued vacation hours at May 31, 2015 under the “Disability” scenario and at December 31, 2015 under the “Death” and “Termination without Cause or For Good Reason” scenarios. This is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.

(6)
This was the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario represented cost of continuation of health benefits provided to Mr. Kelly for 18 months.

(7)
Mr. Kelly is entitled to his target award for the Disability and Death scenarios and two times his target award for the Termination Without Cause or For Good Reason scenario. Mr. Kelly's target award is reflected on page 40.

(8)
Pursuant to the terms under the 2015 LTIP, Mr. Kelly was entitled to 0% of the target award under the 2015 LTIP for purposes of the "Disability" and "Death" scenarios. With respect to the "Termination without Cause or for Good Reason" scenario Mr. Kelly is entitled to full vesting of any unvested equity awards. The total RSUs awarded to Mr. Kelly under the 2015 LTIP were 86,405. The amount represented the market values at December 31, 2015 for the RSUs awarded as of December 31, 2015 under the 2015 LTIP based on our closing stock price at December 31, 2015 of $18.32

(9)
The amount reflected under “Termination without Cause or For Good Reason” scenario consisted of the maximum reimbursement for outplacement services of $35,000 and the prorated dividends earned through December 31, 2015 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2015 LTIP.

Termination Arrangements – NEOs (Excluding CEO)
The Company employed Mr. Endsley pursuant to an offer letter dated May 17, 2004 in the role of Corporate Controller. On September 30, 2010, Mr. Endsley was promoted to CFO. The offer letter contained a provision restricting Mr. Endsley from competing against our Company during the severance period. Mr. Endsley is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.
Mr. Saine, Mr. Goel and Ms. Culp are employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.
Effective November 17, 2004, amended on March 14, 2011 and further amended on December 31, 2012, the Company maintains specific Severance Agreements for all Executive Officers, including the NEOs (excluding the CEO) for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements.
Termination without Cause.  Under the terms of the Severance Agreements, the executives (excluding the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.

(1)
Continued payment of base salary for a minimum of twenty-six (26) weeks, plus an additional two weeks for each year of service, up to a combined maximum of fifty-two (52) weeks (the “Severance Period”);

(2)
Continued group health plan benefits in accordance with COBRA. Under the Severance Agreements, COBRA coverage will be provided to NEOs at the discounted employee rate for a maximum period of twenty-six (26) weeks; and at the end of such period, the NEOs are able to continue their COBRA coverage but they will be fully responsible for the entire COBRA premium amount; and

(3)	Prorated portion of the target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.
The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary.
Termination Vesting Provision under the 2015 LTIP. In accordance with the terms of the 2015 LTIP, if the participants (including NEOs but not the CEO) are terminated for any reason other than death within their first year of participation in the plan (i.e., before January 1, 2016), they will not receive any payout or partial payout and all RSUs will be forfeited. If a participant is terminated without cause or due to disability after January 1, 2016, they are entitled to a prorated award at the end of the performance period, provided the performance targets have been met:

•
based on the total number of days they were employed during the performance period. In the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than 100% of the participant’s target award, with such amount determined in the Compensation Committee’s sole discretion. Payment will be made in the year following the participant’s death.

Assuming that the termination without cause occurred on December 31, 2015 and that our closing stock price at December 31, 2015 was $18.32, the targeted payments to the NEOs excluding the CEO, are set forth in the following table:

NEO	Job Title	Salary ($)	Accrued Vacation Pay ($)(1)	Health Benefits ($)(2)	2015 STIP ($)(3)	2015 LTIP - Equity ($)(4)	All Other Compensation ($)(4)	Total ($)
Hemant Goel	President, Spok Inc.	188,462	22,729	7,245	197,400	—	—	415,836
Shawn E. Endsley	CFO	230,769	140,865	2,850	141,000	—	—	515,484
Thomas G. Saine	CIO	222,115	24,185	2,850	155,100	—	—	404,250
Bonnie K. Culp-Fingerhut	EVP, HR & Administration	202,585	34,814	8,698	114,258	—	—	360,355

(1)	These payments were based on accrued vacation hours at December 31, 2015 pursuant to the vacation policy for the NEOs.

(2)	These amounts represented the cost of continuation of health benefits for twenty-six (26) weeks provided to the NEOs.

(3)	The Company’s performance for 2015 resulted in 75.2% STIP payment to the NEOs.

(4)	Pursuant to the terms of the 2015 LTIP the NEOs are not entitled to any prorated awards as of December 31, 2015.
Change in Control Arrangements – NEOs (Excluding the CEO)
Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigned for “good reason” as defined in the Severance Agreements, then, the NEOs (other than the CEO) would be entitled to the following severance benefits upon a termination without cause occurring after a change in control, subject to their executing a release of claims.
A change in control would occur (a) if any person or entity directly or indirectly becomes owner of 50% or more of the Company’s outstanding common stock; or (b) if for any two year consecutive period there is a change in the majority composition of the Board from its current directors; or (c) the Board approves a sale of all or substantially all of the assets of the Company; or (d) the Board approves any merger, consolidation or like business combination or reorganization of the Company that results in either a 50% or more change in stock ownership or a change in the majority composition of the Board from its current directors.
The severance benefits upon a termination without cause occurring after a change in control, subject to execution of a release of claims would be:

(1)
A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service up to a maximum of 2 times the executive’s base salary;

(2)
Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and

(3)	An amount equal to 100% of the executive’s target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.

In addition, in accordance with the terms of the 2015 LTIP, the participants (including NEOs but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the 2015 LTIP:

(1)	Fifty percent (50%) of the participant’s target award shall vest if a change in control occurs during the first year of the performance period (defined as January 1, 2015 through December 31, 2015);

(2)
Seventy-five percent (75%) of the participant’s target award shall vest if a change in control occurs during the second year of the performance period (defined as January 1, 2016 through December 31, 2016); or

(3)
One hundred percent (100%) of the participant’s target award shall vest if a change in control occurs during the third year of the performance period (defined as January 1, 2017 through December 31, 2017).

Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the 2012 Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2015 Annual Report with the SEC.
On May 5, 2011, the Compensation Committee further amended the Severance Agreements for certain executive officers to eliminate a provision that provided a gross-up payment in connection with termination of employment or contingent upon a change in control of the Company that is subject to any excise tax for the selected executives (to include the NEOs excluding the CEO).
Assuming a change in control resulting in a termination without cause occurred on December 31, 2015 and that our closing stock price at December 31, 2015 was $18.32, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

NEO	Job Title	Salary ($)(1)	Accrued Vacation Pay ($)(2)	Health Benefits ($)(3)	2015 STIP ($)(4)	2015 LTIP ($)(5)	All Other Compensation ($)(6)	Total ($)
Hemant Goel	President, Spok Inc.	538,462	22,729	7,245	197,400	160,273	5,036	931,145
Shawn E. Endsley	CFO	480,769	140,865	2,850	141,000	98,928	3,375	867,787
Thomas G. Saine	CIO	497,115	24,185	2,850	155,100	108,821	3,713	791,784
Bonnie K. Culp-Fingerhut	EVP, HR & Administration	405,170	34,814	8,698	114,258	80,168	2,735	645,843

(1)	These amounts assumed the NEOs have been paid their pro rata base salaries from January 1, 2015 through December 31, 2015.

(2)	These payments were based on accrued vacation hours at December 31, 2015 pursuant to the vacation policy for the NEOs.

(3)	These amounts represented the cost of continuation of health benefits provided to the NEOs for 18 months.

(4)	These amounts represented the actual 2015 STIP award earned by the NEOs.

(5)
These amounts represented the market values at December 31, 2015 for the portion of the RSUs earned under the 2015 LTIP that were eligible to vest if a change in control occurred as of December 31, 2015 and based on our closing stock price on December 31, 2015 of $18.32. These amounts would be payable without regard to termination of employment, but only if the Compensation Committee determined that the Company was on track to meet the applicable performance goals under the 2015 LTIP.

(6)
These amounts represented cumulative cash dividends of $0.625 per share accrued for NEOs for RSUs granted under the 2015 LTIP. The amounts do not reflect interest earned on the cumulative cash dividends.

We did not pay or accrue any payments relating to termination and change in control for the NEOs for the year ended December 31, 2015.
The 2015 LTIP contains a forfeiture policy for termination with cause. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.
COMPENSATION RECOVERY POLICY
We maintain a clawback provision regarding severance benefits. Under the clawback provision, executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is our policy to seek the reimbursement of severance benefits paid to executives including NEOs who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.
The Company’s Restricted Stock Agreement under the 2012 Equity Plans includes a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Below are eight directors to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a plurality of the votes cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.
Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.
Set forth below is certain information, as of April 29, 2016, for each person nominated to the Board:

Royce Yudkoff, age 60, became a director and the Chair of the Board in November 2004. He is also a member of the Compensation Committee and Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as the Chair of its Board since February 2003. In 1989, Mr. Yudkoff co-founded ABRY Partners, LLC, a private equity investment firm, which focuses on the media, communications and business services sectors. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC; Stafford Insurance Company and America's Kitchen, Inc. Mr. Yudkoff served on the Board of Muzak Holdings LLC from 2002 to 2009, Talent Partners from 2000 to 2014, Media Ocean, LLC from 2014 to 2015 and Nextstar Broadcasting Group,

Inc. from 1996 to 2014.
Director Qualifications:  Mr. Yudkoff has been involved with the paging industry as a director since 1997 and a director of the Company since November 2004. Mr. Yudkoff has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Yudkoff has experience in the media and communication sectors that can be applied to our operations. Mr. Yudkoff has the requisite qualifications to continue as a director.

N. Blair Butterfield, age 59, became a director of the Company in July 2013. He is a member of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Mr. Butterfield is a senior health information technology (“IT”) executive and eHealth expert with over twenty-five years of global experience in new market and business development, general management, government initiatives, sales management, and strategic marketing. In 2015, Mr. Butterfield became Chairman of Wind River Advisory Group LLC, a strategic health IT consultancy. From 2012 through 2015, Mr. Butterfield was President of VitalHealth Software, developer of a cloud-based eHealth application development platform with solutions for collaborative care, patient engagement, and certified electronic health records.    He has also served as Vice President, International Development for eHealth at GE Healthcare from

2006 to 2011. Previously, Mr. Butterfield served on the Board of the California Institute of Computer Assisted Surgery (CICAS) from 2011 to 2013, AllClear Diagnostics LLC from 2011 to 2013, the eHealth Initiative from 2008 to 2010, and VistA Software Alliance from 2006 to 2008.

Director Qualifications:  Mr. Butterfield has extensive experience in the software industry that can be applied to our operations in such market segments as health information exchange (HIE), electronic medical records (EMR), medical imaging, standards-based interoperability, and clinical informatics. Mr. Butterfield has the requisite qualifications to continue as a director.

Nicholas A. Gallopo, age 83, became a director of the Company in November 2004. He is the Chair of the Audit Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Gallopo had been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and formerly licensed Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He had also served as a director of Newman Drug Company from 1995 to 1998, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001 where he also served as Chair of the Audit Committee, and a director of Bridge Information Systems, Inc. from 2000 to 2002.
Director Qualifications:  Mr. Gallopo has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004.

Mr. Gallopo has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, as a retired partner of Arthur Andersen LLP, Mr. Gallopo has experience in financial accounting and auditing matters and is considered an audit committee financial expert. Mr. Gallopo has the requisite qualifications to continue as a director.

Stacia A. Hylton, age 56, became a director of the Board in 2015. Ms. Hylton is a member of the Audit Committee.

Position, Principal Occupation and Professional Experience: In 2010, Ms. Hylton was nominated by the President of the United States and confirmed by the United States Senate as Director of the United States Marshal Service (“USMS”), a federal law enforcement agency within the Unites States Department of Justice. USMS is the nation’s oldest and most versatile federal law enforcement agency and is responsible for judicial security, fugitive operations, asset forfeitures, prisoner operations and transport and witness security. The USMS employs over 5,400 employees with a budget in excess of $1.1 billion. Ms. Hylton retired as Director of USMS in 2015. In 2010 she was President of Kirk & Associates, a private consulting firm located in the

Commonwealth of Virginia. From 2004 to 2010 Ms. Hylton served as the Federal Detention Trustee in the United States Department of Justice. From 1980 through 2004 she served in progressively responsible positions within USMS.

Director Qualifications:    Ms. Hylton has extensive operational and executive management experience that includes budgeting, procurement, technology and personnel. This experience included management of a multi-billion dollar budget, multi-year fiscal planning and long-term procurements. Ms. Hylton provides insight into government operations and procurement which assists the Company in developing and growing key market segments for our critical communication solutions. Ms. Hylton has the requisite qualifications to continue serving as a Director.

Vincent D. Kelly, age 56, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003.
Position, Principal Occupation and Professional Experience:  Prior to this appointment, he had also served at various times as the Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and Executive Vice President (“EVP”) of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly also serves as the President, CEO and director for all of our subsidiaries, except for Spok Canada, an indirect wholly-owned subsidiary, for which Mr. Kelly is only a director. Mr. Kelly served on the Board of

Tellabs from 2012 to 2013 and Penton Media from 2003 to 2007.
Director Qualifications:  Mr. Kelly has been involved with the wireless and telecommunications industry for over 25 years and has been a director and CEO of the Company since November 2004. Mr. Kelly has the requisite qualifications to continue as a director.

Brian O’Reilly, age 56, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and is the Chair of the Compensation Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors. Mr. O’Reilly has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004.
Director Qualifications:  Mr. O’Reilly has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition Mr. O’Reilly has past experience in the underwriting of media and communication financing that can be applied to our operations. Mr. O’Reilly has the requisite qualifications to continue as a director.

Matthew Oristano, age 59, became a director of the Company in November 2004. He is a member of the Audit Committee and is Chair of the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has served as Chair of the Board and CEO of Reaction Biology Corporation, a contract biomedical research firm since March 2004. He has been a member of the Board of Crystalplex Corporation since 2004. He has also been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. From 1993 to 1999, he was the Chairman and CEO of People's Choice TV, a NASDAQ listed company. Mr. Oristano has been involved with the paging industry as a director since 2002 and a director of the

Company since November 2004.

Director Qualifications:  Mr. Oristano has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Oristano has past experience in investment management and telecommunications company operations. As a CEO, Mr. Oristano has directly supervised CFOs and been involved in the annual audit process. Mr. Oristano is also considered an audit committee financial expert. Mr. Oristano has the requisite qualifications to continue as a director.

Samme L. Thompson, age 70, became a director of the Company in November 2004. He is a member of the Compensation Committee and the Nominating and Governance Committee.
Position, Principal Occupation and Professional Experience:  Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson currently serves on the Boards of the following non-profit organizations: Sheriff Meadow Conservation Trust, the Partnership for Connected Illinois, Inc. and serves on the Board of Visitors at the University of Pittsburgh Katz Graduate Business School and the College of Business Administration. Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as VP of Corporate Strategy in July 1999 and retired from Motorola, Inc. as SVP of Global Corporate Strategy and

Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of transmission tower sites used by our Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of transmission tower sites used by our Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).
Director Qualifications:  Mr. Thompson has been involved with the paging industry as a director since 2002. Mr. Thompson has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Thompson has past experience in corporate strategic and business development that can be applied to our current operations. Mr. Thompson has the requisite qualifications to continue as a director.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.
Recommendation of the Board:
The Board recommends a vote “FOR” the election of all director nominees named above.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the selection of Grant Thornton by the stockholders in order to give the stockholders a voice in the designation of our auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
If the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2016 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.
Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2016.
Recommendation of the Audit Committee and Board:
The Audit Committee and the Board recommend a vote “FOR” the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), enables our stockholders to hold an advisory vote to approve NEO compensation as disclosed in this Proxy Statement in accordance with the rules of the SEC. In 2011, the Board recommended that this advisory vote to approve NEO compensation be conducted annually, and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will hold an advisory vote to approve NEO compensation annually until the next vote to determine the frequency of such an advisory vote. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at our annual meeting of stockholders in 2017.
Our executive compensation programs are designed to attract, motivate, and retain the NEOs, who are critical to the success of our Company. Under these programs, the NEOs are rewarded for the achievement of specific short-term and long-term performance objectives, corporate strategies, business objectives and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for the NEOs to ensure these programs achieve the desired goals of aligning the executive compensation structure with the stockholders’ interests and current market practices. Based on this philosophy, the Compensation Committee approved (1) no changes to base salaries for NEOs continuing in their positions, (2) annual performance based STIP awards, and (3) an annual LTIP award for the 2015-2017 performance period. We request our stockholders to approve, on an advisory basis, the NEO compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CD&A”) and the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather is intended to address the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, they will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Unless marked otherwise, proxies received will be voted “FOR” the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve on an advisory basis the compensation of the Company’s NEOs, as described in the CD&A and in the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote “FOR” the advisory resolution to approve NEO compensation.

PROPOSAL NO. 4 - APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
We are requesting stockholders approve the adoption of our Employee Stock Purchase Plan (the “Purchase Plan”). The Board has adopted the Purchase Plan, subject to stockholder approval, to be effective as of the date on which our stockholders approve the Purchase Plan. The Purchase Plan is described in more detail below. If this proposal is not approved by our stockholders, the Purchase Plan will not become effective.
Overview of Proposed Purchase Plan
Background and Proposed Share Reserve
The Board has unanimously adopted, subject to stockholder approval, the Purchase Plan for our employees and the employees of our participating subsidiaries. The Purchase Plan authorizes the issuance of 250,000 shares of the Company’s common stock.
The primary purpose of the Purchase Plan is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its participating subsidiaries. The Purchase Plan gives employees an opportunity to purchase shares of common stock through payroll deductions over the course of each offering period under the Purchase Plan. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company.
We believe that the Purchase Plan is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, we believe the Purchase Plan will enable the Company to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the Company, and (3) provide an incentive for continued employment. The Purchase Plan will also align the interests of employees with those of stockholders through increased stock ownership.
The Board approved the Purchase Plan on April 27, 2016. In making its determination, the Board considered various factors in determining the appropriate share reserve under the Purchase Plan, including the costs of the share reserve and the expected employee utilization of the Purchase Plan. Specifically, the Board and the Compensation Committee considered that:

•	The 250,000 shares to be initially reserved for issuance under the Purchase Plan represents less than 2% of outstanding shares as of the date the Board approved the Purchase Plan.

•	The total aggregate equity value of the shares being requested under the Purchase Plan, based on the closing price for one share of the Company’s common stock on April 1, 2016 is $4,535,000.

•
We expect the proposed aggregate share reserve under the Purchase Plan to provide us with enough shares for approximately five years or more, depending on the price of our shares and expected hiring activity and eligible employee participation. We cannot predict these factors with any degree of certainty at this time, and the share reserve under the Purchase Plan could last for a shorter or longer time.

In light of the factors described above, and the fact that the Board believes that offering an employee stock purchase plan is important to the Company’s ability to continue to attract and retain employees in the labor markets in which we compete for talent, the Board has determined that the size of the share reserve under the Purchase Plan is reasonable and appropriate at this time.

Summary of the Purchase Plan
This section summarizes certain principal features of the Purchase Plan. The summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Stockholders are urged to read the actual text of the Purchase Plan in its entirety, which is set forth in Appendix A to this Proxy Statement.
Shares Available; Administration - A total of 250,000 shares of common stock are reserved for issuance under the Purchase Plan. We intend to register the shares reserved for issuance under the Purchase Plan on a Form S-8.
The Board or its designated committee will have authority to interpret the terms of the Purchase Plan and determine eligibility of participants. We expect that the Compensation Committee will be the initial administrator of the Purchase Plan. No purchase rights will be granted under the Purchase Plan and no shares of the Company’s stock will be issued under the Purchase Plan, until the Purchase Plan has been approved by our stockholders.
Eligibility - Our employees are eligible to participate in the Purchase Plan. However, an employee may not be granted rights to purchase stock under our Purchase Plan if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. The administrator of the Purchase Plan may also elect to exclude certain employees from participating in an offering period if the exclusion is applied in an identical manner under each offering period to all employees. As of April 1, 2016, the Company had approximately 595 employees who could have been eligible to participate in the Purchase Plan had the Purchase Plan been in effect and the subsidiaries for whom such employees work been designated as participating companies under the Purchase Plan.
Awards - The Purchase Plan is intended to qualify under Section 423 of the Code and stock will be offered under the Purchase Plan during offering periods. The length of the offering periods under the Purchase Plan will be determined by the administrator of the Purchase Plan and may be up to 27 months long. Initial offering periods are currently expected to be six months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the administrator of the Purchase Plan for each offering period, and will generally be the final trading day in each offering period. Offering periods under the Purchase Plan will commence when determined by the administrator of the Purchase Plan. The administrator of the Purchase Plan may, in its discretion, modify the terms of future offering periods. The Purchase Plan permits participants to purchase common stock through payroll deductions of up to 25% of their eligible compensation, which includes a participant’s gross base compensation for services to us, [including prior week adjustment and overtime payments but excluding vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, incentive compensation, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by us or any of our designated subsidiaries for the employee’s benefit under any employee benefit plan]. The administrator of the Purchase Plan will establish a maximum number of shares that may be purchased by a participant during any offering period, which, in the absence of a contrary designation, will be 10,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the Purchase Plan at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).
On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of the Company’s common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be designated by the administrator of the Purchase Plan prior to the start of an offering period and will not be less than 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the Purchase Plan at any time at least one week prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of the Company’s common stock. Participation ends automatically upon a participant’s termination of employment. A participant may not transfer rights granted under the Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the Purchase Plan.
Certain Transactions - In the event of certain non-reciprocal transactions with stockholders known as “equity restructuring,” the administrator of the Purchase Plan will make equitable adjustments to the Purchase Plan and outstanding awards. In the event of certain significant transactions or a change in control, the administrator of the Purchase Plan may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of common stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
Plan Amendment - The administrator of the Purchase Plan may amend, suspend or terminate the Purchase Plan at any time. However, stockholder approval of any amendment to the Purchase Plan will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Purchase Plan, changes the corporations or classes of corporations whose employees are eligible to participate in the Purchase Plan or changes the Purchase Plan in any manner that would cause the Purchase Plan to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.
Federal Income Tax Consequences
The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the Purchase Plan. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Purchase Plan complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.
The right of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Section 423 of the Code. Under the applicable provisions of the Code, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.
We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits
Because the number of shares that may be purchased under the Purchase Plan will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued under the Purchase Plan as it is not yet effective.
Securities Authorized for Issuance Under 2012 Equity Compensation Plan
The following table sets forth, as of December 31, 2015, the number of securities outstanding under our currently authorized equity compensation plan, the weighted-average exercise price of such securities and the number of securities available for grant under this plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders:(1)
2012 Spok Holdings, Inc. Equity Incentive Plan(2)(3)	242,468	—	1,483,235
Equity compensation plan not approved by security holders:
None	—	—	—
Total	242,468	—	1,483,235

(1)
The 2012 Equity Plan provides that common stock authorized for issuance under the plan may be granted in the form of common stock, stock options, restricted stock and RSUs. For the year ending December 31, 2015, 21,887 shares of restricted stock were granted to the non-executive members of the Board, 260,900 RSUs were issued to and 18,432 RSUs were forfeited by eligible employees under the 2012 Equity Plan.

(2)	The amount shown represents outstanding RSUs granted under the 2012 Equity Plan.

(3)	RSUs do not have any associated exercise or strike price.
Recommendation of the Board:
The Board recommends a vote “FOR” the approval of the Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS, OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS
The following table provides summary information regarding beneficial ownership of our common stock as of April 1, 2016 for:

•	Each person or group who beneficially owns more than 5% of our common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity reporting ownership on or before April 1, 2016. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o Spok Holdings, Inc., 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent D. Kelly, CEO(1)	156,214	*
Hemant Goel, President, Spok Inc.	—	*
Shawn E. Endsley, CFO(2)	32,000	*
Thomas G. Saine, CIO(4)	19,666	*
Colin M. Balmforth, Former President Spok, Inc.(5)	—	*
Bonnie K. Culp-Fingerhut, EVP HR & Administration(3)	26,408	*
Royce Yudkoff, Director(6)	9,018	*
Stacia A. Hylton, Director(6)	2,300	*
Nicholas A. Gallopo, Director(6)	33,002	*
Brian O’Reilly, Director(6)	17,876	*
N. Blair Butterfield, Director(6)	6,443	*
Matthew Oristano, Director(6)	18,199	*
Samme L. Thompson, Director(6)	27,999	*
All directors and executive officers as a group (14 persons)(7)	356,125	1.73%
The Vanguard Group, Inc.(8)	2,098,804	10.16%
BlackRock Inc.(9)	3,165,416	15.10%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation(10)	1,677,700	7.99%
Braeside Investments, LLC, Steven McIntyre and Todd Stein(11)	1,524,666	7.30%
Dimensional Fund Advisers LP(12)	1,247,980	5.94%
* Denotes less than 1%.

(1)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 2, 2016. Vincent D. Kelly, Trustee of the Vincent DePaul Kelly Third Amended and Restated Revocable Trust has sole voting and sole dispositive power with respect all shares reported herein. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2016.

(2)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 28, 2016. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2016.

(3)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 28, 2016. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2016.

(4)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on February 29, 2016. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2016.

(5)	Mr. Balmforth concluded his employment as President of Spok, Inc. effective June 25, 2015.

(6)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 1, 2016. Beneficial ownership does not reflect any RSUs that do not vest within 60 days as of April 1, 2016.

(7)	All directors and executive officers as a group consists of all members of the Board of Directors, all current NEOs and Ms. Brogan and Ms. Woods.

(8)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on April 8, 2016. The Vanguard Group, Inc. has sole voting power with respect to 27,569 shares, sole dispositive power with respect to 2,071,935 shares and shared dispositive power with respect to 26,869 shares. The Vanguard Group, Inc.’s address is as follows: 100 Vanguard Blvd., Malvern, PA 19355.

(9)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on January 8, 2016. BlackRock Inc. has sole voting power with respect to 3,104,615 shares and sole dispositive power with respect to all shares reported herein. BlackRock Inc.’s address is as follows: 55 East 52nd Street, New York, NY 10022.

(10)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 11, 2016. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting and sole dispositive power with respect to all shares reported herein. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation’s address is as follows: 800 Third Avenue, New York, NY 10022.

(11)
The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 11, 2016. Braeside Investments, LLC, Steven McIntyre and Todd Stein have shared voting and shared dispositive power with respect to all shares reported herein. Braeside Investments, LLC, Steven McIntyre and Todd Stein’s address is as follows: 5430 LBJ Freeway, Suite 1555 Dallas, TX 75240.

(12)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 9, 2016. The Dimensional Fund Advisors LP, has sole voting power with respect to 1,173,882 shares and sole dispositive power with respect to all shares reported herein. The Dimensional Fund Advisors LP's address is as follows: 6300 Bee Cave Road, Austin, Texas, 78746

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, we believe that, for the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were timely met.

RELATED PARTY TRANSACTIONS AND CODE OF CONDUCT
TRANSACTIONS WITH RELATED PARTIES
Since November 16, 2004, a member of the Board, Mr. Samme L. Thompson also serves as a director for an entity that leases transmission tower sites to our Company. For the years ended December 31, 2015, 2014 and 2013, we paid that entity $4.1 million, $4.2 million and $4.0 million, respectively, in site rent expenses that were included in service, rental and maintenance expenses.
Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005 and since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, our Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, HR & Administration, who will review the matter with the Audit Committee. In addition, each director and officer is expected to identify to the Secretary, by means of an annual director and officer questionnaire, any person or entity with which the director or officer may have a relationship that is engaged or is about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review.
CODE OF BUSINESS CONDUCT AND ETHICS
Spok has adopted a Code of Business Conduct and Ethics that applies to all of our employees including the CEO, CFO and Controller/Chief Accounting Officer and all of the directors. This Code of Business Conduct and Ethics may be found on our website at http://www.spok.com/meet-spok/investor-relations. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. Spok intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on its website.

STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS
Stockholder proposals intended for inclusion in our proxy statement for the annual meeting of stockholders in 2017 must be received by Sharon Woods Keisling, Corporate Secretary and Treasurer, Spok Holdings, Inc., 6850 Versar Drive, Suite 420, Springfield, Virginia 22151-4148, no later than December 30, 2016.
The Company’s Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting, other than proposals intended for inclusion in our proxy statement, must notify our Secretary thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, to nominate a director or bring any other business before the annual meeting of stockholders in 2017, stockholders must notify the Secretary in writing at a time that is not before April 26, 2017 and not after May 26, 2017. These stockholder notices must set forth certain information specified in the Company’s Bylaws.
We have filed our 2015 Annual Report on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report to Stockholders, which includes the 2015 Annual Report on Form 10-K, by writing to Spok Holdings, Inc., Attn: Investor Relations, 6850 Versar Center, Suite 420 Springfield, Virginia 22151-4148. Stockholders may also obtain a copy of the Annual Report to Stockholders by accessing our website at www.spok.com.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet. The SEC's rules permit us to deliver a single Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") or single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one Notice of Internet Availability, Proxy Statement or Annual Report, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability, Proxy Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability, Proxy Statement or Annual Report, as applicable, now or in the future, please contact Investor Relations at 800-611-8488 or in writing at Spok Holdings, Inc. Attn: Investor Relations 6850 Versar Center, Suite 420 Springfield VA 22151-4148. If you are currently a stockholder sharing an address with another stockholder and are receiving more than one Notice of Internet Availability, Proxy Statement or Annual Report, as applicable, and wish to receive only one copy of future Notices of Internet Availability, proxy statements or Annual Reports, as applicable, for your household, please contact Investor Relations at the above phone number or address.

By Order of the Board of Directors,

/s/Sharon Woods Keisling
Sharon Woods Keisling
Corporate Secretary and Treasurer
April 29, 2016
Springfield, Virginia

Appendix A

SPOK HOLDINGS, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE
The purposes of this Spok Holdings, Inc. 2016 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Spok Holdings, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.
2.2    “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3    “Board” shall mean the Board of Directors of the Company.
2.4    “Change in Control” shall mean and include each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    The Company’s stockholders approve a liquidation or dissolution of the Company.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.5    “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.
2.6    “Committee” shall mean the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan).
2.7    “Common Stock” shall mean the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.
2.8    “Company” shall mean Spok Holdings, Inc., a Delaware corporation.
2.9    “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments, on-call pay, vacation pay, holiday pay, jury duty pay, bereavement leave pay, military leave pay, commissions, but excluding incentive compensation, one-time bonuses (e.g., referral, retention or sign on bonuses), education or tuition reimbursements, travel expenses, car or phone allowances, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments (including gift cards) and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.10    “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.11    “Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (iii) such Employee’s customary employment is for twenty hours or less per week, (iv) such Employee’s customary employment is for less than five months in any calendar year and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).
2.12    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three -month period.
2.13    “Enrollment Date” shall mean the first Trading Day of each Offering Period.
2.14    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.15    “Fair Market Value” shall mean, as of any given date, the value of Common Stock determined as follows:
(a)    if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.16    “Offering Document” shall have the meaning given to such term in Section 4.1.
2.17    “Offering Period” shall have the meaning given to such term in Section 4.1.
2.18    “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.19    “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.20    “Plan” shall mean this Spok Holdings, Inc. 2016 Employee Stock Purchase Plan, as it may be amended from time to time.
2.21    “Purchase Date” shall mean the last Trading Day of each Purchase Period.
2.22    “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no purchase period is designated by the Administrator in the applicable Offering Document, the purchase period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.23    “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.24    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.25    “Share” shall mean a share of Common Stock.
2.26    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.27    “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 250,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.
3.2    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1    Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The first Offering Period under the Plan will begin on such date as the Administrator determines and shall end on the date that is six months after the beginning of the Offering Period, provided that the Company’s stockholders approve the Plan prior to the beginning of the Offering Period. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.
4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)the length of the Offering Period, which period shall not exceed twenty-seven months;
(b)the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 10,000 Shares; and
(c)such other provisions as the Administrator determines are appropriate, subject to the Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.
5.2    Enrollment in Plan.
(a)Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 25% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c)If permitted by the Administrator, a Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall not be allowed to change his or her payroll deduction elections during an Offering Period). Any change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3    Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.
5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of Shares (including fractional Shares) as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of Shares (including fractional Shares), up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
6.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.
6.5    Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a)The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week (or such other period as may be designated by the Administrator) prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.
7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1    Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)To provide that all outstanding rights shall terminate without being exercised.
8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.
ARTICLE X.
TERM OF PLAN
The Plan shall be effective on the date it is approved by the stockholders of the Company. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
ARTICLE XI.
ADMINISTRATION
11.1    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Committee. The Board may at any time vest in the Board any authority or duties for administration of the Plan.
11.2    Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a)To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(d)To amend, suspend or terminate the Plan as provided in Article IX.
(e)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4    Designation of Beneficiary.
(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.7    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.12    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

SPOK HOLDINGS, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
OFFERING DOCUMENT
This document (this “Offering Document”) is hereby adopted by the Board of Directors of Spok Holdings, Inc., a Delaware corporation (the “Company”), in its capacity as Administrator of the Spok Holdings, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) and is hereby incorporated by reference into and made a part of the Plan. A copy of this Offering Document shall be attached to the Plan. Defined terms used herein without definition shall have the meanings specified in the Plan.
This Offering Document shall apply with respect to Offering Periods under the Plan until this Offering Document is terminated, amended or modified by the Administrator or a new Offering Document is adopted by the Administrator.

Eligibility Requirements:
Eligible Employees of the Company and the Designated Subsidiaries indicated below shall be eligible to participate, provided they meet the other eligibility requirements set forth in the Plan, [provided, however, that no executive officer who satisfies one of the permissible exclusion criteria set forth in the Plan shall be eligible to participate in the Offering Periods provided hereunder].

Designated Subsidiaries:            [All Company Subsidiaries]

Offering Periods to Commence:	On each [date to be inserted] and [date to be inserted] following the Effective Date.

Length of Offering Periods:	Six months

Purchase Dates:	The Purchase Date with respect to an Offering Period shall occur on the last Trading Day of the Offering Period.

Maximum Number of Shares That
May Be Purchased By an
Eligible Employee During
an Offering Period:                10,000 Shares

The maximum aggregate number of Shares that may be purchased by all Eligible Employees during an Offering Period is the total number of shares of Shares that are reserved for issuance under the Plan as of the Enrollment Date for the Offering Period.

Purchase Price:
On each Purchase Date, the purchase price for a Share will be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to the Plan; provided, further, that the Purchase Price shall not be less than the par value of a Share.

Contributions:	A Participant may elect to have up to 25% of his or her Compensation deducted on each payday on an after-tax basis for use in purchasing Common Stock pursuant to the Plan.

Enrollment:	Eligible Employees must enroll in an Offering Period by delivering a subscription agreement to the Company at least [seven] days prior to the first day of such Offering Period.

Changes in Contribution Rates:
Participants may not increase, decrease or suspend their rate of contributions during an Offering Period. Any increase or decrease in the rate of contributions to be effective for a future Offering Period must be made prior to the first day of such Offering Period.

Withdrawals:	A Participant must withdraw from an Offering Period at least one week prior to the last day of the Offering Period.

If a Participant withdraws from an Offering Period, the Participant may elect to participate again in any subsequent Offering Period so long as he or she is still eligible to participate in the Plan.

* * * * *

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPOK2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E09352-P79782 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPOK HOLDINGS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors

Nominees:

01) N. Blair Butterfield
02) Nicholas A. Gallopo
03) Stacia A. Hylton
04) Vincent D. Kelly
05) Brian O'Reilly
06) Matthew Oristano
07) Samme L. Thompson
08) Royce Yudkoff

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain
2. Ratification to appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐
4. Approve the adoption of our Employee Stock Purchase Plan.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E09353-P79782

Proxy — SPOK HOLDINGS, INC.

FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shawn E. Endsley and Vincent D. Kelly (the "Proxy Committee"), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Spok Holdings, Inc. that the undersigned is entitled to vote and holds of record on May 27, 2016 at the Annual Meeting of Stockholders of Spok Holdings, Inc. to be held virtually on Monday, July 25, 2016 at 10:00 am (ET), live via the internet at: www.virtualshareholdermeeting.com/SPOK2016.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote the shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. **If you do not specify any directions, this proxy will be voted FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.**

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(TO BE SIGNED ON REVERSE SIDE)